(2)  PLAN OF ACQUISITION/MERGER--PLAN OF MERGER

               PLAN AND AGREEMENT OF MERGER AND EXCHANGE OF STOCK
               --------------------------------------------------

     THIS PLAN AND AGREEMENT OF MERGER AND EXCHANGE OF STOCK ("Agreement") is made and entered into as of the 17th day of December, 1999, by and among NET/TECH INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of Delaware ("Net/Tech"), whose address is 1 West Front Street, Suite 30, Red Bank, NJ 07701, NET/TECH ACQUISITION CORPORATION, a corporation organized and existing under the laws of the State of Georgia and wholly-owned subsidiary of Net/Tech (the "Subsidiary"), whose address is 1 West Front Street, Suite 30, Red Bank, NJ 07701, RESULTS ORIENTED INTEGRATION CORPORATION, a corporation organized and existing under the laws of the State of Georgia ("ROI"), whose address is Westside Center, 101 Emma Lane, Woodstock, GA 30189, CHARLES A. McROBERTS, an individual resident of Georgia ("C. McRoberts"), whose address is 7405 Princeton Trace, Atlanta, GA 30328, JOHN W. McROBERTS, an individual resident of Alabama ("J. McRoberts"), whose address is 4113 Old Leeds Lane, Birmingham, AL 35213, and CHARLES PECCHIO, JR., an individual resident of Georgia ("Pecchio"), whose address is 7470 Island Mill Road, Acworth, GA 30102, (C. McRoberts, J. McRoberts, and Pecchio collectively referred to as the "Controlling Shareholders" and individually referred to as an "Controlling Shareholder").

                              W I T N E S S E T H:
                               -------------------

     WHEREAS, the Controlling Shareholders are the owners of over 80% of the issued and outstanding shares of the no par value common stock of ROI; and

     WHEREAS, the parties hereto desire to merge the Subsidiary with and into ROI by exchanging all of the issued and outstanding shares of ROI common stock (the "ROI Common Stock") for a total of 36,713,508 shares (subject to adjustment based on the Reverse Split as defined herein) of the $.01 par value common stock of Net/Tech

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

as restricted in accordance with securities laws, Net/Tech's bylaws, and the Escrow Agreement as defined herein (the "Net/Tech Common Stock"), all subject to the terms, provisions, conditions and limitations set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto do hereby mutually covenant and agree as follows:

     1.   The Merger

     (a) THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Section 14-2-1101, et seq. of the Georgia Business Corporation Code (the "GBCC"), the Subsidiary shall be merged with and into ROI at the Effective Time (as defined in Section 1(c)). Following the Effective Time, the separate corporate existence of the Subsidiary shall cease, and ROI shall continue as the surviving corporation (the "Surviving Corporation") under a name to be determined prior to Closing and shall succeed to and assume all the rights and obligations of ROI and the Subsidiary in accordance with the GBCC.

     (b) THE CLOSING; Effective Date. The closing of the Merger contemplated by this Agreement (the "Closing") shall take place at such time and on such date as is agreed to by the parties (the "Closing Date"), which (subject to satisfaction or waiver of the conditions set forth in Section 7) shall be no later than the second business day after satisfaction or waiver of the conditions set forth in
Section 7 at such location as the parties may agree, unless another date is agreed to in writing by the parties hereto.

     (c) EFFECTIVE TIME. Subject to the provisions of this Agreement, the parties shall file articles of merger (the "Articles of Merger") executed in accordance with Section 14-2-1105 of the GBCC and shall make all other filings or records required under the GBCC as soon as practical on or after the Closing Date. The Merger shall become effective at such time as the Articles of Merger are accepted for record by the Secretary of State of the State of Georgia or at such other time as the Subsidiary and ROI shall agree as specified in the Articles of Merger but not exceeding 30 days after the date the Articles of Merger are accepted for record by the Secretary of State of the State of Georgia (the "Effective Time").

     (d) EFFECT OF MERGER ON THE CONSTITUENT CORPORATIONS.

          (1) GENERAL. The Merger shall have the effect set forth in Section 14-2-1106 of the GBCC. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time of the Merger, (i) the Surviving Corporation shall possess all assets and property of every description, and every interest therein, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of each of the Constituent Corporations, (ii) all obligations belonging to or due each of the Constituent Corporations shall be vested in, and become the obligations of, the Surviving Corporation without further act or deed, (iii) title to any real estate or any interest therein vested in either of the Constituent Corporations shall not revert or in any way be impaired by reason of the Merger, (iv) all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and (v) the Surviving Corporation shall be liable for all of the debts and obligations of each of the Constituent Corporations, and any claim existing, or action or proceeding pending, by or against either of the Constituent Corporations may be prosecuted to judgment with right of appeal, as if the Merger had not taken place.

          (2) ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION. The Articles of Incorporation of ROI, in effect as of the Effective Time, shall become the Articles of Incorporation of the Surviving Corporation from and after the Effective Time and until thereafter amended as provided by law.

          (3) BYLAWS OF THE SURVIVING CORPORATION. The Bylaws of ROI shall be the Bylaws of the Surviving Corporation from and after the Effective Time and until thereafter altered, amended or repealed in accordance with the GBCC, the Articles of Incorporation of the Surviving Corporation and said Bylaws.

          (4) DIRECTORS. The Board of Directors of ROI at the Effective Time shall, from and after the Effective Time, be the Board of Directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and applicable law.

          (5) OFFICERS. The officers of ROI at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

          (6) ASSETS, LIABILITIES. At the Effective Time, the assets, liabilities, reserves and accounts of each of the Constituent Corporations shall be taken upon the books of the Surviving Corporation at the amounts at which they respectively shall be carried on the books of said corporations immediately prior to the Effective Time, except as otherwise set forth in this Agreement and subject to such adjustments, or elimination of intercompany items, as may be appropriate in giving effect to the Merger in accordance with generally accepted accounting principles.

          (7) TAX TREATMENT. The parties hereto acknowledge that for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

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

     2. EFFECT OF THE MERGER ON THE STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES.

     (a) EFFECT ON STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of any stock of either of the Constituent Corporations:

          (1) CANCELLATION OF TREASURY STOCK. Each share of Subsidiary Stock that is owned by the Subsidiary or by any subsidiary of the Subsidiary shall automatically be canceled and retired and shall cease to exist, and no Merger Consideration (as hereinafter defined) shall be delivered in exchange therefor.

          (2) CONVERSION OF COMPANY STOCK. All of the issued and outstanding shares of ROI Common Stock shall at the Effective Time be converted into 36,713,508 shares of Net/Tech Common Stock (the "Merger Consideration").
     (It being understood that the Merger Consideration shall represent approximately 77.5% of the total issued and outstanding shares of Net/Tech as of the Closing, excluding any shares related to the "Private Placement" as defined hereinbelow. The number of shares of Net/Tech Common Stock referred to throughout this Agreement shall be subject to adjustment based on the Reverse Split and shall be adjusted from time to time to reflect any other stock splits or stock dividends or reclassification of capital structure. As of the Effective Time, all such ROI Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate evidencing any ROI Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be issued in consideration therefor upon surrender of such certificate in accordance with Section 2(b) hereof.

          (3) SUBSIDIARY STOCK. As of the Effective Time, all of the issued and outstanding shares of Subsidiary common stock shall be converted into 1,000 shares of ROI Common Stock.

     (b) EXCHANGE OF CERTIFICATES. Upon the terms, subject to the conditions and in reliance upon the representations and warranties contained herein and subject to the Escrow Agreement, upon the proper surrender at Closing to Net/Tech by the ROI Shareholders of the certificate or certificates which immediately prior to the Closing represented outstanding shares of ROI Common Stock (the "Certificates") that are to be exchanged pursuant to Section 2(a) for the Merger Consideration, the ROI Shareholders shall be entitled to receive in exchange therefor the Merger Consideration set forth opposite such ROI Shareholder's name on the ROI Shareholders List (as defined in Section 6(d) hereof). Any fractional share of Net/Tech Common Stock to which any ROI Shareholder may be entitled as a result of the Merger shall be rounded up to the nearest whole share of Net/Tech Common Stock.

     3.   CLOSING OBLIGATIONS.

     (a) CLOSING OBLIGATIONS OF ROI AND THE ROI SHAREHOLDER. At the Closing, ROI and the ROI Shareholders shall deliver to Net/Tech the following:

          (1) certificates representing all of the ROI Common Stock, duly endorsed (or accompanied by duly executed stock powers) for transfer to Net/Tech;

          (2) an executed Employment Agreement between Net/Tech and Charles Pecchio, the form of which is attached hereto as Schedule A;

          (3) a certificate, dated the Closing Date, stating that (i) the representations and warranties of ROI and the ROI Shareholders contained in this Agreement or any Schedule are true and correct in all material respects on and as of the Closing Date, and (ii) ROI and the ROI
     Shareholders have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing.

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

          (4) an executed Escrow Agreement, the form of which is attached hereto as Schedule B.

     (b) Closing Obligations of Net/Tech. At the Closing, Net/Tech shall deliver to the ROI Shareholders the following:

          (1) the Merger Consideration;

          (2) an executed Employment Agreement between Net/Tech and Charles Pecchio, the form of which is attached hereto as Schedule A;

          (3) a certificate, dated the Closing Date, stating that (i) the representations and warranties of Net/Tech contained in this Agreement or any Schedule are true and correct in all material respects on and as of the Closing Date, (ii) Net/Tech has performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

          (4) an executed Escrow Agreement, the form of which is attached hereto as Schedule B.

     4.   APPROVALS.

     (a) The Controlling Shareholders and ROI have approved this Agreement and the transactions contemplated herein. Prior to the Closing ROI and the ROI Shareholders shall have taken any and all action required for the Merger.

     (b) The shareholders and the Board of Directors of Net/Tech must approve the Merger prior to the Closing. If such approvals are not obtained on or before April 1, 2000, any party to this Agreement may, at its sole option, terminate this Agreement by notifying the other parties in writing of such termination. Upon such termination, each party shall be responsible for its own costs and expenses related to this Agreement and no party shall have any obligation hereunder.

     5. REPRESENTATIONS AND WARRANTIES OF NET/TECH. Except for the approvals described in 4(b) hereof, Net/Tech represents and warrants to the ROI Shareholders that the following representations and warranties are true and correct in all material respects as of the Closing:

     (a) Net/Tech is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

     (b) Net/Tech has the requisite corporate power and authority to execute and deliver this Agreement and the Employment Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Employment Agreement by Net/Tech and the consummation by Net/Tech of the transactions contemplated herein and therein have been duly authorized by Net/Tech's Board of Directors and, except for the approval of the Net/Tech shareholders, no other corporate or other proceedings on the part of Net/Tech or the Net/Tech shareholders are necessary to authorize this Agreement and the Employment Agreement or for Net/Tech to consummate the transactions contemplated hereunder and thereunder. This Agreement has been duly and validly executed and delivered by Net/Tech and constitutes, and the Employment Agreement when executed and delivered at Closing will constitute, a valid and binding agreement of Net/Tech, enforceable against Net/Tech in accordance with their terms, except as enforceability may be limited by creditors' rights, bankruptcy, insolvency and general principles of equity.

     (c) Schedule C, which is attached hereto and thereby made an integral part hereof, contains the audited financial statements of Net/Tech for the fiscal years ended November 30, 1997 and 1998, and the unaudited interim financial statements for the nine months ended August 31, 1999. All such financial statements are accurate and complete

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

in all material respects. Except as disclosed on Schedule C, there is no material litigation pending or threatened against Net/Tech.

     (d) Neither the execution, delivery or performance of this Agreement or the Employment Agreement by Net/Tech, nor the consummation by Net/Tech of the transactions contemplated hereunder or thereunder, will (i) conflict with or result in any breach of any provisions of the Articles of Incorporation or Bylaws of Net/Tech, (ii) require a filing with, or a permit, authorization, consent or approval of, any federal, state, local or foreign court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or administrative agency or commission, except for filings or approvals required under applicable federal or state securities laws and the filing of the Articles of Merger, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any mortgage, pledge, security interest, encumbrance, lien, claim or charge of any kind or right of others of whatever nature, on any property or asset of Net/Tech pursuant to any of the terms, conditions or provisions of any contract, agreement, lease, intellectual property license, note, bond, mortgage, indenture, license, or other instrument or obligation to which Net/Tech is a party or by which it is bound or (iv) to the best knowledge of Net/Tech, violate any law, order, writ, injunction, decree, statute, rule or regulation of any governmental entity applicable to Net/Tech or any of its properties or assets, except, in the case of clauses (ii), (iii) and (iv), where failures to make such filing or obtain such authorization, consent or approval would not have, or where such violations, breaches or defaults or liens would not have, individually or in the aggregate, a material adverse effect.

     (e) Schedule D, which is attached hereto and thereby made an integral part hereof, is a complete and accurate listing of all outstanding shares and other securities of Net/Tech of any kind, whether debt or equity, and all outstanding options and warrants of any kind for the purchase of shares or any other securities of Net/Tech, whether debt or equity. Said Schedule D contains the corresponding number of each of the aforementioned items as currently existing and each such number will be adjusted for the Reverse Split, as defined herein.

     (f) Schedule E, which is attached hereto and thereby made an integral part hereof, is a complete and accurate listing of all existing obligations of Net/Tech and such Schedule E shall be updated as of the Closing. Those items designated as continuing obligations (the "Continuing Obligations") shall remain obligations of Net/Tech after the Closing. Except as noted on Schedule E, the obligations listed thereon as the "Obligations to be Satisfied" will have been paid or satisfied prior to the Closing and Net/Tech will have no employees as of the Closing.

     (g) Net/Tech (i) has timely filed all Tax Returns (as hereinafter defined) required to be filed by it for all periods ending on or prior to the Closing, and such tax returns are true, correct and complete in all material respects,
(ii) has duly paid in full or made adequate provision for the payment of all Taxes (as hereinafter defined) for all periods ending at or prior to the Closing (whether or not shown on any Tax Return), and (iii) has not filed for an extension to file any Tax Return not yet filed. No claim has been made by any authority in a jurisdiction where Net/Tech does not file a Tax Return that Net/Tech is or may be subject to tax in such jurisdiction. No waivers of statutes of limitation have been given by or requested with respect to any Taxes of Net/Tech. Net/Tech has not agreed to any extension of time with respect to any Tax deficiency. The liabilities and reserves for Taxes reflected in the Net/Tech Financial Statements are adequate to cover all Taxes for all periods ending on or prior to August 31, 1999, and there are no liens for Taxes upon any property or asset of Net/Tech, except for liens for Taxes not yet due. Net/Tech has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

For purposes of this Agreement, the term "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including gross receipts, excise, property, sales, withholding, social security, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the United States, or any state, local or foreign government or subdivision or agency thereof whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable or imposed or with respect to any such taxes, charges, fees, levies or other assessments, and the term "Tax Return" shall mean any return, report or other document or information required to be supplied to a taxing authority in connection with Taxes.

     (h) To the best of Net/Tech's knowledge, the representations contained in this subsection (h) are complete and accurate. Any and all securities issued by Net/Tech have been issued in compliance with Federal and State securities laws. Net/Tech has filed with the Securities and Exchange Commission all of the documents ("Net/Tech SEC Documents") that it was required to file through the date of this Agreement. As of their respective dates, the Net/Tech SEC Documents did not contain any untrue statements of material facts or omit to state material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the Net/Tech SEC Documents complied in all material respects with the applicable requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 and the rules and regulations promulgated under such statutes. The financial statements contained in the Net/Tech SEC Documents, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of the unaudited financial statements, as permitted by Form 10-Q), reflect all known liabilities of Net/Tech required to be stated therein, including all known contingent liabilities as of the end of each period reflected therein, and present fairly the financial condition of Net/Tech at said date and the results of operations and cash flows of Net/Tech for the periods then ended.

     6. REPRESENTATIONS AND WARRANTIES OF THE CONTROLLING SHAREHOLDERS. Each of the Controlling Shareholders respectively (and not jointly) represents and warrants to Net/Tech that the following representations and warranties pertaining to such individual Controlling Shareholder are true and correct in all material respects as of the Closing:

     (a) ROI is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has the corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

     (b) The Controlling Shareholders have the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Employment Agreement and the consummation of the transactions contemplated herein and therein have been duly authorized by ROI's Board of Directors and no other corporate or other proceedings on the part of ROI or the ROI shareholders are necessary to authorize this Agreement and the Employment Agreement or to consummate the transactions contemplated hereunder and thereunder. This Agreement has been duly and validly executed and delivered by Controlling Shareholders and constitutes a valid and binding agreement of the Controlling Shareholders, enforceable against the Controlling Shareholders in accordance with its terms, except as enforceability may be limited by creditors' rights, bankruptcy, insolvency and general principles of equity.

     (c) Neither the execution, delivery or performance of this Agreement or the Employment Agreement, nor the consummation of the transactions contemplated hereunder or thereunder, will (i) conflict with or result in any breach of any provisions of the Articles of Incorporation or Bylaws of ROI, (ii) require a filing with, or a permit, authorization, consent or approval of, any federal, state, local or foreign court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or administrative agency or commission, except for filings or approvals required under applicable federal or state securities laws and the filing of the Articles of Merger, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any mortgage, pledge, security interest, encumbrance, lien, claim or charge of any kind or right of others of whatever nature, on any property or asset of ROI pursuant to any of the terms, conditions or provisions of any contract, agreement, lease, intellectual property license, note, bond, mortgage, indenture, license, or other instrument or obligation to which ROI is a party or by which it is bound or (iv) to the best knowledge of ROI, violate any law, order, writ, injunction, decree, statute, rule or regulation of any governmental entity applicable to Net/Tech or any of its properties or assets, except, in the case of clauses
(ii), (iii) and (iv), where failures to make such filing or obtain such authorization, consent or approval would not have, or where such violations, breaches or defaults or liens would not have, individually or in the aggregate, a material adverse effect.

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

     (d) At least ten (10) prior to Closing, a list will be delivered to Net/Tech containing the name and the corresponding number of each of the items listed in this subsection (d) (the "ROI Shareholder List"). The ROI Shareholder List shall contain a complete and accurate listing of all outstanding shares and other securities of ROI of any kind, whether debt or equity, and all outstanding options and warrants of any kind for the purchase of shares or any other securities of ROI, whether debt or equity.

     (e) The ROI Shareholders have the requisite authority and capacity to perform the Merger.

     (f) The ROI Shareholders are the owners of record of the ROI Common Stock and are entitled to transfer any or all of such ROI Common Stock in accordance herewith.

     (g) By virtue of acquiring the ROI Common Stock hereunder, Net/Tech shall be entitled to any and all rights and privileges to which the ROI Shareholders are entitled by virtue of owning the ROI Common Stock.

     (h) Other than the ROI Common Stock as shown on the ROI Shareholder List, each of the ROI Shareholders owns no other shares of common stock of ROI and has not transferred or caused ROI to issue any shares of common stock of ROI to anyone else.

     (i) There is no material litigation pending or threatened against or relating to the ROI Shareholders, or any of them, that would affect the ROI Common Stock or the transaction contemplated by this Agreement.

     (j) There is no effective order, decree or judgment of any court to which the ROI Shareholders, or any of them, are a party that would affect the ROI Common Stock or the transaction contemplated by this Agreement.

     (k) The ROI Shareholders have good title to the ROI Common Stock to be transferred pursuant to this Agreement; such ROI Common Stock are validly issued and outstanding, and are paid for in full; and each of the ROI Shareholders has full legal right, power and authority to sell, assign and transfer the ROI Common Stock to Net/Tech pursuant to this Agreement.

     (l) Schedule F, which is attached hereto and thereby made an integral part hereof, contains the audited financial statements of ROI for the fiscal years ended June 30, 1998 and 1999, and the unaudited financial statements for the three months ended September 30, 1999. All such financial statements are accurate and complete in all material respects. ROI has invoiced at total of $1.3 million for the period July 1, 1999, through the date of this Agreement, and invoiced a total of $1.4 million for the entire fiscal year of July 1, 1998, through June 30, 1999. Except as disclosed on Schedule F, there is no material litigation pending or threatened against ROI and there are no delinquent taxes of any kind. Schedule F-1, which is attached hereto and thereby made an integral part hereof, contains a list of the ROI software products reflected on the Balance Sheet. Except as noted on said Schedule F-1, ROI is the owner of all such software and has granted no rights of any kind related to the software to any other party except for licenses granted in the ordinary course of business.

     (m) ROI (i) has  timely  filed all Tax  Returns  (as  hereinafter  defined)
required to be filed by it for all periods ending on or prior to the Closing, and such tax returns are true, correct and complete in all material respects,
(ii) has duly paid in full or made adequate provision for the payment of all Taxes for all periods ending at or prior to the Closing (whether or not shown on any Tax Return), and (iii) has not filed for an extension to file any Tax Return not yet filed. No claim has been made by any authority in a jurisdiction where ROI does not file a Tax Return that ROI is or may be subject to tax in such jurisdiction. No waivers of statutes of limitation have been given by or requested with respect to any Taxes of ROI. ROI has not agreed to any extension of time with respect to any Tax deficiency. The liabilities and reserves for Taxes reflected in the ROI Financial Statements are adequate to cover all Taxes for all periods ending on or prior to September 30, 1999, and there are no liens for Taxes upon any property or asset of ROI, except for liens for Taxes not yet due. ROI has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

     (n) Any and all securities issued by ROI have been issued in compliance with Federal and State securities laws. Any and all filings required any governmental authority have been filed by ROI on a timely basis and such filings are true and correct in all material respects.

     7. CONDITIONS PRECEDENT TO CLOSING. The parties covenant and agree that the Closing of the Merger shall be subject to the fulfillment of each of the following covenants and agreements, each of which constitutes a condition precedent to the obligations of the parties hereunder:

     (a) The shareholders and the Board of Directors of Net/Tech shall have approved the Merger.

     (b) Net/Tech shall obtain a commitment to raise capital through a private placement of securities made pursuant to Regulation D promulgated under the Securities Act of 1933, as amended, in the minimum amount of Four Million and No/100 Dollars ($4,000,000.00) on terms and conditions agreed to in writing by the parties hereto (the "Private Placement"), with such commitment contingent only upon the Closing of the Merger. Any such shares of Net/Tech sold in the Private Placement shall be issued after the Merger is complete and dilution shall be shared prorata by all Net/Tech shareholders including the parties to this Agreement.

     (c) Net/Tech shall complete a reverse stock split of the Net/Tech Common Stock (the "Reverse Split") at the Closing on terms agreed to in writing by the parties hereto.

     (d) Net/Tech shall have paid or satisfied all of the Obligations to be Satisfied and shall have no employees.

     (e) At the Closing, Glenn E. Cohen, President of Net/Tech, shall resign as an employee and officer of Net/Tech, but shall continue as a member of the Board of Directors and shall enter into a Services Agreement with Net/Tech, in the form of Schedule G, which is attached hereto and thereby made an integral part hereof. All other members of the Board of Directors shall resign prior to or at the Closing.

     (f) At the Closing, Pecchio shall enter into the Employment Agreement with Net/Tech.

     (g) At the Closing, the Controlling Shareholders and Net/Tech shall enter into a Share Escrow Agreement.

     8. Legend on Shares; Piggyback Registration. Each certificate for shares of Net/Tech Common Stock issued hereunder, unless at the time of exercise such shares are registered under the Act, shall bear the following legend (and any additional legend required by the any national securities exchanges upon which such shares may, at the time of such exercise, be listed or under applicable securities laws):

          The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or the securities laws of any state. They may not be sold, transferred, assigned, pledged, hypothecated, encumbered, or otherwise disposed of in the absence of registration under said Act and all other applicable securities laws, unless an exemption from registration is available.

The ROI Shareholders agree to hold the shares of Net/Tech Common Stock for a minimum of one (1) year after the Closing or, if the Private Placement terms require, for a minimum of two (2) years after the Closing. Except for the foregoing minimum holding period, the ROI Shareholders shall have unlimited piggyback registration rights for any shares of Net/Tech Common Stock issued hereunder. If Net/Tech at any time proposes for any reason to register any of its securities under the Securities Act of 1933, as amended (the "Act"), it shall each such time promptly give written notice to the ROI Shareholders of its intention to do so, and upon the written request, given within thirty (30) days after receipt of any such notice, of any of the ROI Shareholders to register any shares of Net/Tech Common Stock held by any of them, Net/Tech shall cause all such shares to be registered under the Act, all to the extent requisite to permit the sale or other disposition by any of the ROI Shareholders of the shares respectively held by them so registered. Net/Tech, at its sole expense, shall take all actions required and prepare and file any and all documents required under the Act or any other securities or "blue sky" laws of any jurisdictions reasonably requested by the ROI Shareholders or by the Securities and Exchange Commission or any other regulatory agency.

     9. ASSIGNMENT. Except as permitted herein, none of the parties to this Agreement may assign its respective rights and obligations hereunder without the prior written consent of the other parties hereto.

     10. TERMINOLOGY AND SECTION HEADINGS. All personal pronouns in this Agreement, whether used in the masculine, feminine or neuter gender shall include all other genders; the singular shall include the plural and the plural shall include the singular. Titles of Paragraphs are for convenience only, and neither limit nor amplify the provisions of this Agreement.

     11. BINDING EFFECT. Subject to the restrictions on assignments set forth in this Agreement, this Agreement and the rights of the parties hereunder shall inure to the benefit of and be binding upon the parties and their respective legal representatives, successors and assigns. Whenever in this Agreement a reference is made to one of the parties, such reference shall be deemed to include a reference to the legal representatives, successors and assigns of such party.

     12. SEVERABILITY. This Agreement shall be governed by and construed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

     13. INTERPRETATION. In construing the terms and provisions of this Agreement, it is understood and agreed that no court or other interpretive body shall apply a presumption that the terms of this Agreement shall be more strictly or particularly construed against one party hereto by reason of the fact that said party, either directly or through its agents, prepared this Agreement, it being understood and agreed that all parties, either directly or through their agents, have fully participated in the preparation hereof.

     14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia. Any litigation to enforce or interpret this Agreement shall take place in the state or federal courts located in the State of Delaware. Such courts shall apply the law of the State of Georgia as to both substantive and procedural questions.

     15. ENTIRE AGREEMENT. Except as specifically provided in this Agreement to the contrary, this Agreement constitutes the entire agreement between the parties hereto regarding the subject matter hereof, and no modification hereof shall be effective unless made a supplemental agreement in writing executed by all of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in multiple counterparts, each of which shall be deemed an original, with their respective seals affixed thereto all as of the date and year first above written.

                                        NET/TECH INTERNATIONAL, INC.


Attest: /s/ Anna Capozzi                By: /s/ Glenn Cohen
        --------------------------          -------------------------
Its: Asst. Sec                          Its: President
     -----------------------------           ------------------------

[CORPORATE SEAL]

                                        NET/TECH ACQUISITION CORPORATION


Attest: /s/ Anna Capozzi                By: /s/ Glenn Cohen
        --------------------------          -------------------------
Its: Asst. Sec                          Its: President
     -----------------------------           ------------------------

[CORPORATE SEAL]

                                        RESULTS ORIENTED INTEGRATION CORPORATION


Attest: /s/ Bridgett O. Bruderer        By: /s/ Charles Pecchio Jr.
        --------------------------          -------------------------
Its: Asst. Sec                          Its: President
     -----------------------------           ------------------------

[CORPORATE SEAL]

                                        CONTROLLING SHAREHOLDERS:

                                        /s/ Charles A. McRoberts (SEAL)
                                        -------------------------------
                                        CHARLES A. McROBERTS


                                        /s/ John W. McRoberts (SEAL)
                                        -------------------------------
                                        JOHN W. McROBERTS


                                        /s/ Charles Pecchio Jr. (SEAL)
                                        -------------------------------
                                        CHARLES PECCHIO, JR.


                                   SCHEDULE A
                                   ----------
              TO PLAN AND AGREEMENT OF MERGER AND EXCHANGE OF STOCK
              -----------------------------------------------------

                              EMPLOYMENT AGREEMENT
                              --------------------

     THIS EMPLOYMENT AGREEMENT ("AGREEMENT") is made and entered into as of the 10th day of August, 2000, by and between NET/TECH INTERNATIONAL, INC., a Delaware corporation ("CORPORATION"), and CHARLES PECCHIO, JR., an individual resident of Georgia ("EMPLOYEE").

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, the Corporation desires to secure the benefits of the background, experience, ability and expertise of Employee and Employee desires to be employed by the Corporation on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

     1.   DEFINITIONS.

          A. AFFILIATE means any company, corporation, or business entity which directly (or indirectly through one or more intermediaries) controls, is controlled by, or is under common control with the Corporation.

          B. BOARD OF DIRECTORS means the board of directors of the Corporation unless otherwise specified.

          C. BUSINESS shall mean the enterprise operated by Corporation which develops, implements, and markets software programs that facilitate the processing of electronic payments and the connection of real-time devices, data equipment, and computer systems.

          D. COMPETE shall mean, with respect to the Corporation, without limitation: (i) calling on, taking away or accepting as a client or customer, or attempting any of the foregoing, any individual, partnership, corporation, association or other business entity, which was a client or customer of Corporation during the three (3) year period immediately preceding the date hereof; (ii) entering into or attempting to enter into any business substantially similar to or competing in any way with the Business of the Corporation, either alone or in conjunction with any other individual, partnership, corporation or association.

          E. COMPETING BUSINESS shall mean, any person (including Employee), concern or entity which is engaged in or conducts a business, in the United States or any other country in which Corporation has done business with, that is involved in the development and/or marketing of the Products and also any services which are the same as or similar to those offered by Corporation or under development by Corporation at the time of the execution of this Agreement. Notwithstanding the foregoing, Employee may own up to two (2%) percent of any publicly traded company that would otherwise be considered a Competing Business.

          F. CORPORATION'S POLICIES AND PROCEDURES means the written policies and procedures of the corporation as adopted and amended from time to time.

          G. DIRECTLY OR INDIRECTLY shall mean, in modification of the word "compete," to (i) act as an agent, representative, consultant, officer, director, independent contractor or employee of any entity or enterprise that may compete with the Business of Corporation; (ii) participate in any such competing entity or enterprise as an owner, partner, limited partner, joint venturer, creditor or stockholder (but only if such stockholder owns five percent (5%) or more of the stock of such entity or enterprise); and (iii) communicate to any such competing entity or enterprise Trade Secret information, as defined below.

          H. DUTIES means the Duties shown on Schedule A, which is attached to this Agreement and thereby made an integral part hereof.

          I. EFFECTIVE DATE means the Effective Date shown on Schedule A.

          J. PRODUCTS shall mean the software described on Schedule B attached to this Agreement, including any derivative products, component parts and source codes used in the development of the software.

          K. SOLICIT shall mean hiring, soliciting, taking away or attempting any of the foregoing with respect to any employee of Corporation, whether on its own behalf or on behalf of any other person or entity, or engaging in or participating in the solicitation of any customer of the Corporation, or any prospect solicited by Corporation, for the sale of the Products or services in competition with the Business conducted by Corporation.

          L. TERM means the period of time commencing with the Effective Date and continuing for a period of five (5) years, unless earlier terminated or extended as provided herein.

          M. TERMINATION WITH CAUSE means the termination of this Agreement and the employment relationship of Employee with the Corporation for good cause, which means only the following: (i) willful dishonesty by Employee towards or deliberate injury or deliberate attempted injury by Employee to the Corporation,
(ii) commission of a felony or other act involving moral turpitude which adversely and materially affects the Corporation, (iii) willful failure or refusal to perform the Duties or implement a directive from the Board of Directors remaining uncured for a period of two (2) weeks after receipt of written notice specifying such failure, (iv) disclosure of Trade Secrets in violation of the terms of this Agreement (v) a disability of Employee, including, but not limited to, drug or alcohol abuse, which prevents Employee from performing the Duties for an uninterrupted period of three (3) consecutive months, or (iv) death of Employee.

          N. TRADE SECRETS shall mean items of confidential information about the Business or the Products, which includes, but is not limited to, the following categories of information relating to the design, development and production of the Products, all of which Seller agrees constitute Trade Secrets of the Business within the ambit of the Georgia Trade Secrets Act of 1990 (collectively, the "TRADE SECRETS"):

               (i) Customer information, such as any compilation of past, existing or prospective customers, any proposals or agreements, the status of customers' accounts or credit, or related information about actual or prospective customers. Proposals for, bids for, or contracts with clients, joint venturers, customers, suppliers, designated agents, designated independent contractors, designated consultants, employees, or other persons or entities with whom Academia conducts any business;

               (ii) Financial information, such as earnings or projected earnings, assets, debts, prices, pricing structure, volumes of purchases or sales or other financial data, whether relating to the Business generally, or to particular projects, products, services, geographic areas, or time periods;

               (iii) Supply and service information, such as goods and services, suppliers' names or addresses, terms of supply or service contracts, or of particular transactions, or related information about potential suppliers, to the extent that such information is not generally known to the public, and to the extent that the combination of suppliers or use of a particular supplier, though generally known or available, yields advantages, the details of which are not generally known;

               (iv) Marketing information, such as details about ongoing or proposed marketing programs or agreements, customer lists, addresses, telephone numbers and personnel contacts; sales forecasts, results of marketing efforts, and information about impending transactions;

               (v) Personnel information, such as employees' personal or medical histories, compensation or other terms of employment, actual or proposed promotions, hiring, resignations, disciplinary actions, terminations or reasons therefore, training methods, performance, or other employee information;

               (vi) Research and development information, including any and all information related to the Products, such as inventions, innovations and other proprietary information related to the manufacture of technologies facilitating the connection of real-time devices, data equipment and other computer systems, whether or not these technologies have been patented, copyrighted or trademarked, technological and computer information, including discs, files, data base files, tapes or programs, scientific research, memoranda, plans, notes, records, surveys, reports, computations, calculations, renderings, prototypes, models, tests or lab data, sketches, plans, drawings, designs, and other confidential research and development information;

               (vii) Technological processes, applications and innovations utilized in the design and construction of the Products and their component parts, whether or not these processes have been patented, copyrighted or trademarked, including, but not limited to the configuration, production or design of software, computer source codes, computer discs, files, data base files, tapes or programs, and the fabrication of the software medium, including installation or assembly processes, manufacturing procedures or techniques, material and process specifications, mechanical processes, field processes and equipment utilization; and

               (viii) Product Design specifications including software configuration or design, computer programs, database files, drawings, models, prototypes, reports, descriptions of functional specifications, computations, calculations, working papers, documents, instruments, or any other materials related to the design, development or improvement of the Product, including alternative designs not utilized in the Products.

          O. Voluntary Termination means unilateral termination by Employee of his employment with the Corporation prior to the end of the Term and in the absence of a material breach by the Corporation of the terms of this Agreement.

     2. EMPLOYMENT. During the Term, and any renewal thereof, the Corporation agrees to employ Employee as a full-time employee of the Corporation to perform the Duties. Employee agrees to diligently and faithfully perform the Duties and shall: (i) devote all of his time, energy and skill during regular business hours to the performance of the Duties (reasonable vacations, up to four (4) weeks annually, and reasonable absences due to illness excepted), and faithfully and industriously perform the Duties; (ii) diligently follow and implement all management policies and decisions communicated to him; and (iii) timely prepare and forward all reports and accountings as may be requested of Employee. The Corporation, at its sole option and expense, may purchase life insurance on Employee with the Corporation as beneficiary, while Employee is employed by the Corporation.

     3. COMPENSATION AND BENEFITS. The corporation shall compensate Employee and provide the benefits as shown on Schedule A.

     4. NONCOMPETITION. Employee covenants and agrees that during Employee's employment and for a period of one (1) year after any termination of employment for any reason, provided that the Corporation is not in material breach of the terms of this Agreement, Employee shall not directly or indirectly, actively or passively, individually or as an employee of any firm, association, partnership or corporation:

          (i) Engage in the business of operating as a developer, consultant or supplier of software programs that compete with the Products or provide any other products or services to Competing Businesses, which are substantially similar to the Business of the Corporation or services provided by the Employee to or on behalf of the Corporation, and which are competitive with the Business of the Corporation, within the geographic territory in which the Corporation does business;

          (ii) Solicit or attempt to divert or appropriate to a competing Business, any customers of the Corporation with respect to whom the Employee had contact concerning Business matters of the Corporation while employed by the Corporation; or

          (iii) Solicit or attempt to divert or appropriate to a competing Business, any customers of the Corporation or potential customers with whom the Corporation had direct and substantive contact concerning Business matters of the Corporation while the Employee was employed by the Corporation.

     5. NONSOLICITATION OF EMPLOYEES AND CUSTOMERS. Employee covenants and agrees that during employee's employment and for a period of one (1) year after any termination of employment for any reason, and regardless of Employee's capacity (whether as employee, partner, officer, director or stockholder or otherwise) with respect to any person, firm, association, partnership or corporation, provided that the Corporation is not in material breach of the terms of this Agreement, Employee agrees not to hire, employ, recruit, attempt to employ or hire, or assist others in recruiting or hiring, any person who is or was an employee of Corporation during the time Employee was an employee of the Corporation, in an attempt to have such person work in any other firm, association, partnership, corporation or business engaged in any business similar to the business of the Corporation. It is the intention of the parties that this restriction against solicitation relate only to those geographic areas where the Corporation conducted its Business. The parties further acknowledge and agree that the Corporation has conducted its Business throughout the United States. Thus, it is the intention of the parties that the territorial restriction in this nonsolicitation provision relate to the United States.

     6.   TRADE SECRETS.

          A. Employee acknowledges that he or she has had the opportunity to inspect, gain knowledge of and learn about certain Trade Secrets, both tangible and intangible, of the Business, which Trade Secrets may include, without limitation, patents, copyrights, marks, unpatented research and development, customer and supplier information, financial information, marketing information, books of account, contract forms, computer discs, files and programs, and similar assets. Employee acknowledges that during his or her association with the Business, he or she has acquired Trade Secrets, including research and development, design and manufacturing processes related to software which facilitates electronic payment processing and the connection of real-time devices, data equipment and computer systems. Employee acknowledges and agrees that he or she has no right or proprietary interest in such property or in the Products, which are specifically defined herein.

          B. Employee acknowledges and agrees that these Trade Secrets are an essential part of the Business; are regarded by the Corporation as secret, confidential, proprietary, unique, and valuable; were acquired or developed to be used in the Corporation at great cost and over a long period of time; derive economic value, actual or potential, for not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from disclosure or use of such items, and that the disclosure of any of these Trade Secrets to anyone other than the Corporation's designated managers, designated agents, designated independent contractors, designated consultants, licensees, or authorized employees will cause the Corporation irreparable financial injury and harm. Similarly, Employee's use of any Trade Secrets in the design or manufacture of similar products, including but not limited to products utilizing software facilitating electronic payment processing and the connection of real-time devices, data equipment and computer systems, will cause the Corporation irreparable financial injury and harm.

          C. Employee shall hold the Trade Secrets in strict confidence and shall not use, reveal, disclose, or divulge the Trade Secrets set forth in
Section 1(N), directly or indirectly, to any person, firm, company, partnership, agency, corporation, limited liability company, or other entity (including a parent, subsidiary or affiliate of any other such entity), a joint venturer, officer, director, employee, agent, consultant, independent contractor or other representative thereof, or any other individual or entity whatsoever, whether governmental or private, or whether provided prior to or subsequent to the execution of the Contract and this Agreement. Employee's obligation to protect the confidentiality of the Trade Secrets and all other components of the Products as set forth in Section 1(N), and Employee's obligation to refrain from using the Trade Secrets and all other components of the Products shall survive the termination of the Agreement. In the event of a breach or threatened breach by Seller of any provision of this Agreement, then the Business shall be entitled to the remedies set out in Section 10 of this Agreement.

          D. Corporation and Employee consider their relationship to be one of utmost confidence with respect to all Trade Secrets. Therefore, upon the execution of this Agreement, Employee shall not publish, divulge or use in any way, commercially or otherwise, directly or indirectly, any information relating to the Trade Secrets of that belong to Corporation, its agents or affiliates, or Trade Secrets or any confidential information conveyed to Employee prior to his or her termination. Except as provided herein, Employee shall hold the Trade Secrets in confidence and shall not use, reveal, disclose, or divulge, directly or indirectly, to any person, firm, company, partnership, agency, corporation, limited liability company, or other entity, whether governmental or private, the Trade Secrets, whether provided prior to or subsequent to the execution of this Agreement. Employee's obligation to protect the confidentiality of the Trade Secrets received hereunder shall survive the termination of this Agreement and any subsequent contract or agreement between the parties, unless Employee is specifically released therefrom by Corporation in writing.

Notwithstanding anything to the contrary contained herein, the Employee shall have no obligation to preserve the confidentiality of any information which (1) was previously known to the Employee free of any obligation to keep it confidential; (2) is disclosed to the Employee by the Corporation without restriction; or (3) is or becomes publicly available or known in the public domain by means of authorized disclosures by the Corporation or by independent development or disclosure by other parties.

          E. The parties acknowledge and agree that the Products and all Trade Secrets are the sole and exclusive property of Corporation. The fact that Employee may have been provided access to certain Trade Secrets, technological processes, designs or innovations, shall give Employee no ownership interest therein whatsoever.

          F. It is the intention of the parties that the restrictions against the misappropriation, use or disclosure of the Trade Secrets set out in this Agreement shall be of unlimited duration. In the event that a Georgia court of competent jurisdiction finds that the restrictions set out in this Agreement are unreasonable because they are of unlimited duration, then the parties shall agree that there will be a fifteen (15) year limitation on the restrictions against misappropriation, use or disclosure of the Trade Secrets disclosed and conveyed to Employee.

     7. RENEWAL AND TERMINATION. This Agreement may be renewed for additional one (1) year terms on the fifth anniversary of the Effective Date and on each anniversary thereafter, by Employee and the Corporation. Prior to the end of the Term, the Corporation may terminate this Agreement only if such termination is a Termination With Cause, and such termination shall be effective only upon receipt by Employee of written notice from the Board of Directors of the Corporation. The Corporation may not terminate this Agreement other than pursuant to a Termination With Cause. Provided that the Corporation is not in material breach of the terms of this Agreement, Employee may not terminate this Agreement during the first year of the Term. Thereafter, Employee may terminate this Agreement upon the occurrence of: (i) Voluntary Termination, provided
Employee shall give the Corporation ninety (90) days prior written notice thereof; or (ii) a material breach by the Corporation of the terms of this Agreement. Upon any termination of this Agreement, the parties agree that the Corporation shall immediately pay Employee any and all compensation, and benefits due Employee. Except as provided herein, upon the termination of Employee's employment hereunder, the Corporation shall have no further obligation to Employee with respect to this Agreement.

     8. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given and received immediately upon personal delivery or delivery by courier, or if mailed by United States Certified or Registered Mail, postage prepaid on the date of its signed report by the recipient;

          If to Employee:        Charles Pecchio, Jr.
                                 7470 Island Mill Road
                                 Acworth, Georgia 30102

          If to Corporation:     Net/Tech International, Inc.
                                 Westside Center, 101 Emma Lane
                                 Woodstock, Georgia 30089-3682

or at such address as may be furnished in writing from time to time by any party hereto to the other party.

        9. ARBITRATION; GOVERNING LAW. All disputes, controversies, claims or differences which may arise among the parties hereto out of or in relation to or in connection with this Agreement or the breach thereof (other than any disputes, controversies, claims or differences under Section 4, 5, or 6 hereof) shall be finally settled by arbitration conducted in accordance with the Commercial Arbitration Rules (the "RULES") and Supplementary Procedures for International Commercial Arbitration (the "SUPPLEMENTARY PROCEDURES") of the American Arbitration Association, in effect in 1987. Whenever any dispute, controversy, claim or difference which may be submitted to arbitration under this Section 9 arises among the parties hereto, any party hereby may give to the other parties hereto notice, in accordance with Section 8 hereof, of its intention to submit such dispute, controversy, claim or difference to arbitration. Such arbitration shall take place in Atlanta, Georgia, United States of America, before a single arbitrator agreed upon by the parties to the arbitration. In the event the parties to the arbitration cannot agree upon an arbitrator within twenty (20) days after the effective date, as provided in Section 8 hereof, of any party's notice to arbitrate, such arbitration shall take place in Atlanta, Georgia, United States of America, before a single arbitrator appointed by the American Arbitration Association in accordance with the Rules and Supplementary Procedures.

     The parties hereto agree that each party to the arbitration is to pay an equal part of the deposit fixed by the American Arbitration Association or the arbitrator. The parties hereto further agree that unless the arbitrator determines otherwise (i) all costs associated with the arbitration shall be borne equally by each party to the arbitration, and (ii) each party to the arbitration shall be responsible for its own attorneys' fees incurred in connection with the arbitration. So as to provide a more thorough and expeditious presentation of the issues among the parties to the arbitration, the parties hereto agree that, to the extent not inconsistent with the Rules, the Federal Rules of Civil Procedure, 28 U.S.C.A., shall apply to and be utilized in connection with such proceedings. The determinations of such arbitrator will be final and binding upon the parties to the arbitration, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. The arbitrator shall set forth the grounds for his decision in the award.

     The arbitrator shall apply the law of the State of Georgia, United States of America, as to both substantive and procedural questions, but excepting any State of Georgia rule which would result in judicial failure to enforce this arbitration provision or any portion thereof.

     The parties hereto stipulate that submission of disputes to arbitration as provided in this Section 9 and arbitration pursuant thereto shall be a condition precedent to any suit, action or proceeding instituted in any court or before any administrative tribunal with respect to this Agreement or disputes arising out of or regarding this Agreement. The arbitration provisions hereof shall, with respect to any controversy or dispute arising out of this Agreement, survive the termination or expiration of this Agreement.

     This Agreement shall be governed and construed as to both substantive and procedural matters in accordance with the laws of the State of Georgia, United States of America, including any applicable treaties or conventions to which the United States of America is a party, but excepting (i) any State of Georgia or United States of America rule which would result in judicial failure to enforce this arbitration provision contained in this Section 9, or any portion thereof, and (ii) in the State of Georgia or any state in the United States of America any rule which would result in the application of the law of a jurisdiction other than the State of Georgia, United States of America; provided, however, that disputes under this Agreement are expressly submitted to arbitration as described in this Section 9, in reliance on 9 U.S.C.A. SS1-14, and in reliance on enforcement of any resulting arbitral award pursuant to the Convention on the Recognition and Enforcement of Foreign Arbitral Awards of June 10, 1958, as codified at 9 U.S.C.A.

     In the event the parties fail to arbitrate any dispute, controversy, claim of difference, as provided in this Section 9, then each of the parties hereto hereby irrevocably consents to the exclusive jurisdiction of, and the laying of venue exclusively in, the United States District Court for the Northern District of Georgia, Atlanta Division, in any dispute, action or suit arising out of this Agreement and hereby unconditionally agrees that service of process mailed to any party in accordance with Section 8 hereof shall be effective and sufficient service of process upon such party to establish jurisdiction and venue in such court in any such dispute, action or suit. In any such dispute, action or suit relating to this Agreement, the prevailing party will be entitled to reimbursement by the other party of its reasonable attorneys' fees and related expenses.

     10. CERTAIN COVENANTS. Employee acknowledges that a breach by him of any of the covenants provided in Sections 4, 5, or 6 hereof will result in irreparable and continuing damage to the Corporation and any breach or threatened breach of any of the covenants provided in Sections 4, 5, or 6 hereof shall be subject to specific performance by temporary as well as permanent injunction or any other equitable remedies of any court of competent jurisdiction. In the event a court of competent jurisdiction determines that Employee has breached any of the foregoing covenants contained in Sections 4, 5, or 6 hereof, Employee shall pay all costs of enforcement of the foregoing covenants including, but not limited to, court costs and reasonable attorney's fees. The parties agree that: (i) the covenants and agreements of Employee contained in Sections 4, 5, and 6 hereof are reasonable necessary to protect the interests of the Corporation in whose favor said covenants and agreements are imposed in light of the nature of the Corporation's business and the professional involvement of Employee in such business, (ii) the restrictions imposed by Sections 4, 5, and 6 hereof are not greater than are necessary for the protection of the Corporation in light of the substantial harm that the Corporation will suffer should Employee breach any of the provisions of said covenants or agreements, (iii) the covenants and agreements of Employee contained in Sections 4, 5, and 6 hereof are material inducements for the Corporation to hire Employee, (iv) the period of restriction and geographical area of restriction contained in Sections 4 and 5 hereof are fair and reasonable in that they are reasonably required for the protection of the Corporation, and
(v) the nature, kind and character of the activities Employee is prohibited to engage in are reasonable and necessary to protect the Corporation in that the Corporation will introduce Employee to its customers, referral sources, supplier relationships and other important aspects of its business. The covenants and agreements on the part of Employee contained in Sections 4, 5, and 6 hereof shall be construed as agreements independent of any other agreement between Employee and the Corporation. The existence of any claim or cause of action of Employee against the Corporation, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Corporation of each of such covenants and agreements or otherwise affect the remedies to which the Corporation is entitled hereunder. The provisions of Sections 4, 5, and 6 hereof shall survive the expiration or sooner termination of this Agreement for any reason.

     11. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof and the Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted. Furthermore, if the fulfillment of any provision hereof at the time performance of such provision shall be due, shall presently involve transcending the limit of validity prescribed by any applicable law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity and if any clause or provision herein contained operates or would prospectively operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be held for naught, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.

     12. MODIFICATION. No change, amendment, or modification of this Agreement shall be valid unless made in writing and signed by all of the parties hereto.

     13. SUCCESSORS AND ASSIGNS. This Agreement shall be binding on and inure to the benefit of the parties and their respective heirs, legal representatives, administrators, successors and assigns.

     14. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to this subject matter and supersedes all prior understandings, agreements, and correspondence, whether oral or written, related to this subject matter.

     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized representatives and Employee has executed this Agreement as set forth below.


                                        NET/TECH INTERNATIONAL, INC.

                                        By: _______________________

                                        Its:  _____________________


                                        EMPLOYEE: Charles Pecchio, Jr.

                                        _______________________________ [SEAL]

                         AMENDMENT TO PLAN AND AGREEMENT
                         -------------------------------
                         OF MERGER AND EXCHANGE OF STOCK
                         -------------------------------

     THIS AMENDMENT TO PLAN AND AGREEMENT OF MERGER AND EXCHANGE OF STOCK ("Amendment") is made and entered into as of the 8th day of June, 2000, by and among NET/TECH INTERNATIONAL,, INC. ("Net/Tech"), NET/TECH ACQUISITION CORPORATION, (the "Subsidiary"), RESULTS ORIENTED INTEGRATION CORPORATION,
("ROI"), CHARLES A McROBERTS ("C. McRoberts"), JOHN W. McROBERTS ("J. McRoberts"), and CHARLES PECCHIO, JR. ("Pecchio"), (C. McRoberts, J. McRoberts, and Pecchio collectively referred to as the "Controlling Shareholders" and individually referred to as a "Controlling Shareholder").

                                   WITNESSETH

     WHEREAS, the parties have entered into that certain Plan and Agreement of Merger and Exchange of Stock dated December 17, 1999 (the "Merger Agreement"), and

     WHEREAS, the parties desire to change certain terms and conditions of the Merger Agreement;

     NOW, THEREFORE, the parties do hereby mutually covenant and agree as follows:

1.   The  following  shall  replace in its entirety  Section 2a(2) of the Merger
Agreement:

     (2) Conversion of Company Stock. A11 of the issued and outstanding shares of ROI Common Stock shall at the Effective Time be converted into 6,118,918 shams of Net/Tech Common Stock (the "Merger Consideration"). (It being understood that the Merger Consideration shall represent approximately 92.6% of the total issued and outstanding shares of Net/Tech as of the Closing, excluding any shares related to the "Private Placement" as defined hereinbelow. The number of shares of Net/Tech Common Stock for the Merger Consideration and the Private Placement referred to throughout this Agreement shall not be subject to adjustment based on the Reverse Split or any other stock splits or stock dividends or reclassification of capital structure prior to the Closing. As of the Effective Time, all such ROI Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate evidencing any ROI Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be issued in consideration therefore upon surrender of such certificate in accordance with Section 2(b) hereof.

2. The following shall replace in their entirety Sections 7(b) and 7(c) of the Merger Agreement:

     (b) Net/Tech shall complete the private placement of securities through First Montauk Securities pursuant to that certain Private Placement Memorandum dated May 2, 2000 (the "Private Placement"). A minimum of two million and a maximum of three million post Reverse Split shares will be sold at a gross price of $2.50 each. At the minimum offering of the total issued and outstanding shares of Net/Tech as of the Closing, the Merger Consideration shall represent approximately 70.8% and the Private Placement shall represent approximately 23.1%.. At the maximum offering of the total issued and outstanding shares of Net/Tech as of the Closing, the Merger Consideration shall represent approximately 63.5% and the Private Placement shall represent approximately 31.1%.. If the minimum offering is not closed by July 31, 2000, this Agreement, at ROI's sole discretion, may be terminated immediately upon written notice by ROI to the other parties.

     (c) Net/Tech shall complete a 1-for-20 reverse stock split of the Net/Tech Common Stock (the "Reverse Split") prior to or simultaneously with the Closing.

3. Exhibit B to Schedule G to the Merger Agreement is replaced in its entirety by the following:

     Contractor will provide the following Services and Company will pay Contractor as follows:

     Commencing ______________, ______ [Note: This will be the Effective Date of the Merger of Results Oriented Integration Corporation with Company], Contractor will provide consulting to the Company and perform other duties as mutually agreed to from time to time. Unrelated to this Agreement, Contractor may also serve as a member of the Board of Directors of Company.

     Starting with the second month after commencement of this Agreement and continuing for a total of thirty-six (36) months, on the fifteenth (15th) day of each calendar month, Company will pay Contractor a consulting fee of Two Thousand and No/100 Dollars ($2,000 00).

4. In the first WHEREAS paragraph in Schedule B to the Merger Agreement the phrase "a total of 36, 713,508 shares (subject to adjustment based on the "Reverse Split" as defined therein)" shall be replaced by the following:

     a total of 6,118,918 shares (not subject to adjustment based on the "Reverse Split" as defined therein)

5. The following shall replace the first two sentences of Section 1 of Schedule B to the Merger Agreement:

     The number of shares of Net/Tech Common Stock referred to throughout this Agreement shall not be subject to adjustment based on the Reverse Split, but shall be adjusted from time to time to reflect any other stock splits or stock dividends or reclassification of capital structure that occur after the Closing. Of the total of 6,118, 918 shares of Net/Tech Common Stork issued to the ROl Shareholders 2,352,988 shares were delivered to the ROI Shareholders at the Closing (as defined in the Merger Agreement), and 3,765,930 shares owned by the Shareholders as follows: 1,553,485 shares by
     C. McRoberts, 941,412 shares by J. McRoberts, and 1,2711,033 shares by Pecchio (collectively the "Escrowed Shares") shall be held in escrow by Escrow Agent to be released according to the terms of Section 2 of this Agreement.

6. The following shall replace the first sentence of Section 2 of Schedule 8 to the Merger Agreement:

     Within 30 days after the issuance of Net/Tech's audited financial statements for each fiscal year for the fiscal years ending in 2000, 2001, 2002, 2003, 2004, and 2005 for each $2.40 of Net Income Before Income Taxes ("NIBIT") as shown on the Income Statement for that fiscal year, one (1) share shall be released by the Escrow Agent (subject to adjustment to reflect any stock splits or stock dividends or reclassification of capital structure that occurs after the Closing).

7. The following shall replace in their entirety Sections 4 and 5 of Schedule 8 to the Merger Agreement:

     4. Employee Incentive Stock Options. In addition to all issued and outstanding shares of Net/Tech Common Stock (including the Escrowed Shares), a total of 1,000,000 shares of Net/Tech Common Stock (not subject to adjustment based on the "Reverse Split" as defined in the Merger Agreement, but adjusted from time to tame to reflect any other stock splits or stock dividends or reclassification of capital structure that occur after the Closing) will be set aside for a Stock Option Plan for employees officers, and directors.

     5. Issuance of Shares in Lieu of Payment. In addition to all issued and outstanding shares of Net/Tech Common Stock (including the Escrowed Shares), a total of 150,000 shares of Net/Tech Common Stock (not subject to adjustment based on the "Reverse Split" as defined in the Merger Agreement, but adjusted from time to time to reflect any other stock splits or stock dividends or reclassification of capital structure that occur after the Closing) will be set aside to be issued from time to time to certain creditors in lieu of payment upon unanimous approval of the Hoard of Directors.

8. All other terms and conditions of the Merger Agreement shall remain in full force and effect.

IN witness WHEREOF, the parties hereto have caused this instrument to be executed in multiple counterparts, each of which shall be deemed an original, with their respective seals affixed thereto all as of the data and year first above written.

                                        NET/TECH INTERNATIONAL, INC.

Attest                                  By
      ------------------------------      ------------------------------
Its                                     Its
   ---------------------------------       -----------------------------

[CORPORATE SEAL]

                                        NET/TECH ACQUISITION CORPORATION


Attest                                  By
      ------------------------------      ------------------------------
Its                                     Its
   ---------------------------------       -----------------------------

[CORPORATE SEAL]

                                        RESULTS ORIENTED INTEGRATION CORPORATION


Attest                                  By
      ------------------------------      ------------------------------
Its                                     Its
   ---------------------------------       -----------------------------

[CORPORATE SEAL]

                                        CONTROLLING SHAREHOLDERS:


                                        --------------------------------
                                        CHARLES A. McROBERTS


                                        --------------------------------
                                        JOHN W. McROBERTS


                                        --------------------------------
                                        CHARLES PECCHIO, JR

                                   SCHEDULE A

     1. DUTIES mean the general management and direction of the operations of the Corporation and its subsidiaries and the performance of such additional duties and responsibilities as may be designated by the Board of Directors in conjunction with the performance of services by Employee as President and Chief Executive Officer of the Corporation, and such other capacities with the Corporation as may be designated by the Board of Directors. Employee shall also serve as a member of the Board of Directors of the Corporation.

     2. EFFECTIVE DATE shall mean August 10, 2000.

     3. COMPENSATION. The Corporation shall pay, and Employee agrees to accept, as compensation for performance of the Duties hereunder during the Term, the following:

          A. BASE SALARY. From the Effective Date through December 31, 2000, Employee shall be paid a Base Salary of at least Six Thousand Two Hundred Fifty and No/100 ($6,250.00) Dollars per month, to be paid in equal semi-monthly installments. [Note: It is the intention of the parties that Employee's salary will be the same as the salary paid to Employee by Results Oriented Integration Corporation prior to its merger with the Corporation. Since said salary is subject to an increase as of January 1, 2000, the Base Salary herein shall be adjusted to reflect any such increase.] Thereafter during the Term, Employee shall receive, on the first day of each calendar year, an increase in Base Salary as such increases are (i) determined by a majority vote of the Board of Directors, except that in any such vote of the Board of Directors, Employee may not vote as a member of the Board of Directors, and (ii) approved by Consent of the Corporation.

          B. INCENTIVE COMPENSATION. Employee shall receive (i) monthly incentive compensation equal to Three (3%) Percent of the total net revenue of the Corporation and its subsidiaries, and (ii) Employee will receive an additional 2% (for a total of 5%) of that portion of total net revenue for each fiscal year which is in excess of the total net sales for the prior fiscal year, paid monthly, and (iii) quarterly incentive compensation which shall be targeted at Seven Thousand Five Hundred and No/100 ($7,500.00) Dollars for each fiscal quarter, with each such quarter's incentive compensation being equal to, less, or more than said target based on Employee's performance and accomplishment of goals as determined by the Board of Directors of the Corporation except that in any such vote of the Board of Directors, Employee may not vote as a member of the Board of Directors; and (iv) annual incentive compensation which shall be targeted at Thirty Thousand and No/100 ($30,000.00) Dollars for each fiscal year, with each such year's incentive compensation being equal to, less, or more than said target based on Employee's performance and accomplishment of goals as determined by the Board of Directors of the Corporation except that in any such vote of the Board of Directors, Employee may not vote as a member of the Board of Directors. All incentive compensation shall be paid in accordance with the Corporation's Policies and Procedures.

          C. BONUSES. Employee shall receive bonuses if (i) determined by a majority vote of the Board of Directors, except that in any such vote of the Board of Directors, Employee may not vote as a member of the Board of Directors. Such bonuses shall be paid in accordance with the Corporation's Policies and Procedures.

          D. DEDUCTIONS. The Corporation may deduct from Employee's compensation all amounts required to be deducted and withheld in accordance with applicable federal and state income, FICA and other withholding tax requirements.

          4. BENEFITS. In addition to the compensation received by Employee as specified above, Employee shall receive company paid health and dental insurance and all benefits generally available to officers, directors, and employees of the Corporation.

          5. EXPENSE REIMBURSEMENT. Employee shall be reimbursed in accordance with the Corporation's Policies and Procedures for all reasonable and necessary expenses incurred by him in connection with the performance of his duties of employment hereunder; provided Employee shall, as a condition of reimbursement, submit verification of the nature and amount of such expenses in accordance with said reimbursement policies. If Employee is required to purchase life insurance on any other employees, shareholders, or directors of the Corporation, the Corporation will reimburse Employee or pay the premiums for such life insurance, and, to the extent that such premiums are taxable income to Employee, the Corporation shall reimburse the Employee for such taxes.

                                   SCHEDULE B

                                    PRODUCTS

[LOGO]                      END USER PRICES AND TERMS
                     FOR MORE INFORMATION CALL 800-396-7641
                                  WWW.AS400.CC

E-TRANSACTION MIDDLEWARE(SM)

AS/400 CREDIT CARD (ROI CARD & POS-PORT) - FOR ROI JAVACARDTM SEE APPLICABLE PRICE LIST

------------------------------------------------------------------------------------------------
SERIES-ITEM    DESCRIPTION                                                             LICENSE
                                                                                         FEE
------------------------------------------------------------------------------------------------
200-003        ROI CARD(TM)  software license - single AS/400 system - 1 dial-up      $15,990
               port - includes 1 Merchant ID and 1 authorization network (choose
               1 from list of supported networks)
------------------------------------------------------------------------------------------------
200-004        ROI  ULTRACARD(TM)  software  license - includes ROI Card and the      $25,990
               processing of financial  transactions  through ROI Sockets for up to 8 concurrent users (expandable at additional cost)
------------------------------------------------------------------------------------------------
200-008        8  ADDITIONAL  CONNECTIONS  software  license  -  adds  up  to  8      $995 per
               additional concurrent users through ROI Sockets for ROI UltraCard   8 connections
               financial transactions on same AS/400
------------------------------------------------------------------------------------------------
300-001        AS/400  SUPPORT  FOR  POS-PORT(TM)  software  license for VisaNet       $5,995
               authorization network ONLY - 1 dial-up port - includes 1 Merchant
               ID - NO upgrade or trade in permitted
------------------------------------------------------------------------------------------------
300-002        AS/400  SUPPORT  FOR  POS-PORT(TM)  software  license for VisaNet       $8,995
               authorization  network -  upgradable  version - 1 dial-up  port -
               includes 1 Merchant ID - continuous ASUS allows trade in
------------------------------------------------------------------------------------------------
300-004        POS-PORT AMEX MODULE software license - 1 dial-up port - requires       $2,495
               300-001 or  300-002 - Adds  ability  to handle  American  Express
               Corporate Cards and settle directly with Amex
------------------------------------------------------------------------------------------------

AS/400 CONNECTIVITY (ROI SESSIONS PLUS, ROI SOCKETS, AND ROI TCP/REMOTE)
------------------------------------------------------------------------------------------------
SERIES-ITEM    DESCRIPTION                                                             LICENSE
                                                                                         FEE
------------------------------------------------------------------------------------------------
100-001        ROI SESSIONS PLUS(TM) software license for serial connectivity to       $7,995
               material   handling,   distribution,   manufacturing,   and  data
               collection systems and devices - first port on AS/400 system
------------------------------------------------------------------------------------------------
100-014        POLAR  SYSTEM(TM)  software license - adds to 100-001 the ability      quoted on
               to poll remote sites on a user-defined schedule                      request plus
                                                                                       100-001
------------------------------------------------------------------------------------------------
100-020        PROTOCOL  SUPPORT  software license - adds to 100-001 the ability     $2,595 plus
               to interface with certain devices (check with ROI for appropriate       100-001
               protocol level and license fee) - first port on AS/400 system
------------------------------------------------------------------------------------------------
200-002        ROI  SOCKETS(TM)software  license for TCP/IP sockets connectivity       $7,995
               without complex programming - first connection on AS/400 system
------------------------------------------------------------------------------------------------
200-005        ROI   TCP/REMOTE(TM)   software   license   for  TCP/IP   sockets       $7,995
               connectivity  between systems (AS/400 to AS/400 or to non-AS/400)
               without complex programming - first AS/400
------------------------------------------------------------------------------------------------

SUPPORT & SERVICES FOR SERIES 100, 200, AND 300 SOFTWARE
------------------------------------------------------------------------------------------------
SERIES-ITEM    DESCRIPTION                                                               PRICE
------------------------------------------------------------------------------------------------
 200-MID       ADDITIONAL  MERCHANT  ID - adds  another  merchant ID to ROI Card       $250 each
               (quantity discounts available)
------------------------------------------------------------------------------------------------
800-000        90  DAY  WARRANTY  includes  phone  support  and   implementation     included in
               assistance, 24 hours/day, 7 days/week                                 license fee
------------------------------------------------------------------------------------------------
800-001        ANNUAL SUPPORT & UPDATE SERVICE (ASUS)  includes phone support 24    15% of total
               hours/day,  365 days/year; see ROI Software License Agreement for    license fees
               benefits of continuous ASUS
------------------------------------------------------------------------------------------------
800-002        ANNUAL   LIMITED   LICENSE   for   non-production    AS/400   for       equals
               backup/development   only  (includes   ASUS)  -  license  expires     production
               annually on production system ASUS expiration date                    system ASUS
------------------------------------------------------------------------------------------------
900-002        PROGRAMMING SERVICES (at ROI offices) - hourly rate                       $150
                                                                                       per hour
------------------------------------------------------------------------------------------------
 900-003       DESIGN SERVICES (at ROI offices) - hourly rate                            $250
                                                                                       per hour
------------------------------------------------------------------------------------------------
 900-005       ON-SITE  SERVICES (at location other than ROI offices) - rate per       $1,500
               day or portion (plus travel & living)                                   per day
------------------------------------------------------------------------------------------------
 900-010       ON-SITE EXPENSES - travel & living expenses                              actual
------------------------------------------------------------------------------------------------

Prices are effective January 1, 2000, are in U.S. dollars, apply only to the United States and Canada, and supersede all previously published prices. Refer to product documentation for specifications, prerequisites, and hardware and software requirements. Fees and specifications are subject to change without notice. Trademarks are the property of their respective owners. All software is licensed by ROI Corporation subject to the terms and conditions of the applicable license agreement provided with each item. License fees include one set of media and documentation and a 90 day limited warranty with telephone support and implementation assistance. Fees do not include shipping and handling charges or applicable taxes. Each License Fee shown is for the first port on a single CPU unless otherwise noted. The fee for each additional port or connection is discounted if purchased during the initial warranty period or if ROI Annual Support & Update Service has been paid for and in effect without any lapse in coverage.

------------------------------------------------------------------------------------------------
SERIES-ITEM    DESCRIPTION                                                             LICENSE
                                                                                         FEE
------------------------------------------------------------------------------------------------
400-001        ROI JAVACARD VISANET1 POS-port  Replacement  software license for       $5,995
               VisaNet  authorization network ONLY - 1 dial-up port - includes 1
               Merchant ID - NO upgrade or trade in permitted
------------------------------------------------------------------------------------------------
400-002        ROI JAVACARD VISANET2 POS-port  Replacement  software license for       $8,995
               VisaNet  authorization  network - upgradable  version - 1 dial-up port - includes 1 Merchant ID - continuous ASUS allows trade in
------------------------------------------------------------------------------------------------
400-004        ROI JAVACARD  AMEX  POS-port  Replacement  authorization  network       $2,495
               software  license - 1 dial-up port - requires  400-001 or 400-002
               POS-port Replacement license
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
SERIES-ITEM    DESCRIPTION                                                             LICENSE
                                                                                         FEE
------------------------------------------------------------------------------------------------
400-100        ROI JAVACARD  MANAGER  software  license - single AS/400 system -       $7,995
               prerequisite for authorization network licenses (one or more must be added)
------------------------------------------------------------------------------------------------
400-2XX        ROI JAVACARD  host  authorization  network  software  license - 1       $7,995
               dial-up  connection  - includes 1 Merchant ID - requires  400-100
               ROI JavaCard Manager (choose 1 from list of supported networks)
------------------------------------------------------------------------------------------------
400-3XX        ROI JAVACARD terminal  authorization network software license - 1       $7,995
               dial-up  connection  - includes 1 Merchant ID - requires  400-100
               ROI JavaCard Manager (choose 1 from list of supported networks)
------------------------------------------------------------------------------------------------
400-4XX        ROI JAVACARD leased line authorization network software license -       $9,995
               1  connection  - includes 1 Merchant  ID - requires  400-100  ROI
               JavaCard Manager (choose 1 from list of supported networks)
------------------------------------------------------------------------------------------------
400-600        ROI JAVACARD  ULTRA  MANAGER  software  license - single AS/400 -      $10,000
               includes 8 incoming  connections - requires  400-100 ROI JavaCard
               Manager & authorization network license(s)
------------------------------------------------------------------------------------------------
400-608        ROI  JAVACARD  ULTRA  software  license  for  up to 8  additional         $995
               concurrent incoming connections to same AS/400 - requires 400-600
               ROI JavaCard Ultra Manager and its prerequisites
------------------------------------------------------------------------------------------------
400-701        ROI  JAVACARD  INTERLEAVING  software  license - single  AS/400 -       $5,995
               requires  400-100 ROI JavaCard  Manager &  authorization  network license(s) allowing interleaving
------------------------------------------------------------------------------------------------
400-710        ROI JAVACARD SIGNATURE CAPTURE software license - single AS/400 -       $7,995
               requires  400-100 ROI JavaCard  Manager &  authorization  network license(s)
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
SERIES-ITEM    DESCRIPTION                                                              PRICE
------------------------------------------------------------------------------------------------
400-900        90  DAY  WARRANTY  includes  phone  support  and   implementation     included in
               assistance, 24 hours/day, 7 days/week                                 license fee
------------------------------------------------------------------------------------------------
400-901        ANNUAL SUPPORT & UPDATE SERVICE (ASUS)  includes phone support 24    15% of total
               hours/day,  365 days/year; see ROI Software License Agreement for     license fee
               benefits of continuous ASUS
------------------------------------------------------------------------------------------------
400-902        ANNUAL   LIMITED   LICENSE   for   non-production    AS/400   for        equals
               backup/development   only  (includes   ASUS)  -  license  expires      production
               annually on production system ASUS expiration date                    system ASUS
------------------------------------------------------------------------------------------------
400-903        PROGRAMMING  SERVICES  (at  ROI  offices)  - for  Series  400 ROI         $150
               JavaCard software - hourly rate                                         per hour
------------------------------------------------------------------------------------------------
400-904        DESIGN  SERVICES  (at ROI  offices) - for Series 400 ROI JavaCard         $250
               software - hourly rate                                                  per hour
------------------------------------------------------------------------------------------------
400-905        ON-SITE  SERVICES  (at  location  other  than ROI  offices) - for        $1,500
               Series 400 ROI JavaCard  software - rate per day or portion (plus       per day
               travel & living)
------------------------------------------------------------------------------------------------
400-910        ON-SITE EXPENSES - travel & living expenses                              actual
------------------------------------------------------------------------------------------------
400-950        ROI JAVACARD  ADDITIONAL  MERCHANT ID - adds 1 merchant ID to any         $150
               ROI JavaCard system - one-time charge for processing and setup            each
------------------------------------------------------------------------------------------------

Prices are effective October 1, 1999, are in U.S. dollars, apply only to the United States and Canada, and supersede all previously published prices. Refer to product documentation for specifications, prerequisites, and hardware and software requirements. Fees and specifications are subject to change without notice. Trademarks are the property of their respective owners. All software is licensed by ROI Corporation subject to the terms and conditions of the applicable license agreement provided with each item. License fees include one set of media and documentation and a 90 day limited warranty with telephone support and implementation assistance. Fees do not include shipping and handling charges or applicable taxes.


                                     [LOGO]
                           E-TRANSACTION MIDDLEWARE(SM)
                           800-396-7641 o WWW.AS400.CC

                           EXHIBIT B ESCROW AGREEMENT
                                ESCROW AGREEMENT

     THIS ESCROW AGREEMENT ("Agreement") is made and entered into as of the ____ day of August, 2000, by and among RETURN ON INVESTMENT CORPORATION d/b/a ROI CORPORATION (formerly NET/TECH INTERNATIONAL, INC.), a corporation organized and existing under the laws of the State of Delaware ("ROI"), whose address is 1825 Barrett Lakes Boulevard, Suite 260, Kennesaw, Georgia 30144, SUNTRUST BANK, a Georgia banking corporation ("Escrow Agent"), whose address is 25 Park Place, 24th Floor, Atlanta, Georgia 30303-2900, CHARLES A. McROBERTS, an individual resident of Georgia ("C. McRoberts"), whose address is 7405 Princeton Trace, Atlanta, GA 30328, JOHN W. McROBERTS, an individual resident of Alabama ("J. McRoberts"), whose address is 4113 Old Leeds Lane, Birmingham, AL 35213, and CHARLES PECCHIO, JR., an individual resident of Georgia ("Pecchio"), whose address is 7470 Island Mill Road, Acworth, GA 30102, (C. McRoberts, J.
McRoberts, and Pecchio collectively referred to as the "Shareholders" and individually referred to as a "Shareholder").

                              W I T N E S S E T H:
                               -------------------

     WHEREAS, ROI and the Shareholders have entered into that certain Plan And Agreement of Merger and Exchange of Stock dated December 17, 1999, as amended June 8, 2000 (the "Merger Agreement") under the terms of which the ROI Shareholders (as defined therein) received a total of 6,118,918 shares of the $.01 par value common stock (not subject to adjustment based on the "Reverse Split" as defined therein) of ROI as restricted in accordance with securities laws, ROI's bylaws, and the Escrow Agreement as set forth herein (the "ROI Common Stock"); and

     WHEREAS, the parties agree that a portion of the ROI Common Stock shall be held in escrow and released to the Shareholders in accordance with the terms, provisions, conditions and limitations set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto do hereby mutually covenant and agree as follows:

     1. ESCROW. Of the total of 6,118,918 shares of ROI Common Stock issued to the ROI Shareholders, 2,352,988 shares were delivered to the ROI Shareholders at the Closing, and ROI agrees to deliver 3,765,930 shares to be distributed to the Shareholders as follows: 1,553,485 shares to C. McRoberts, 941,412 shares to J. McRoberts, and 1,271,033 shares to Pecchio (collectively the "Escrowed Shares") but which shall be held in escrow by Escrow Agent to be released according to the terms of Section 2 of this Agreement. Escrow Agent agrees to hold the same and to perform the duties of Escrow Agent hereunder. ROI agrees to pay and Escrow Agent agrees to accept as payment for Escrow Agent's services hereunder the fees shown on Schedule 1, which is attached hereto and thereby made an integral part hereof. This Agreement shall become effective upon Escrow Agent's receipt of the Escrowed Shares and payment of the first year's fee.

     2. RELEASE OF SHARES. At such time as Escrow Agent receives written notice from ROI (meaning a notice signed by not less than all of the members of the ROI Board of Directors, referred to herein as the "ROI Board") and all of the Shareholders setting forth the number of Escrowed Shares and the Shareholders to whom Escrowed Shares are to be delivered, Escrow Agent shall deliver such Escrowed Shares as directed in the written notice. However, if such notice is given by either the ROI Board or one or more of the Shareholders but not by all, Escrow Agent shall (i) promptly notify those who have not given such notice that Escrow Agent has received a request for delivery and (ii) withhold delivery for a period of thirty (30) calendar days after so notifying the other parties. If Escrow Agent receives a written notice by the ROI Board or one or more of the Shareholders within said thirty (30) day period objecting to the earlier notice of delivery then Escrow Agent shall withhold such delivery until the ROI Board and all of the Shareholders agree upon a delivery of the Escrowed Shares. The ROI Board and all of the Shareholders agree to send to the other parties a duplicate copy of any written notice sent to the Escrow Agent requesting delivery or objecting to a request for disbursement.

     3. RIGHTS AND PRIVILEGES. The Shareholders shall enjoy all of the rights and privileges related to the Escrowed Shares unless and until any of the Escrowed Shares are returned to the Treasury as described in Section 2 hereof, including, but not limited to, any and all voting rights and dividends, provided, however, that any Escrowed Shares that have not yet been released to the Shareholders and any rights or privileges associated therewith may not be sold, transferred, or pledged.

     4. INDEMNITY. So long as Escrow Agent has met its standard of care provided for in Section 10 hereof, ROI and the Shareholders agree to indemnify and hold harmless Escrow Agent from any loss, damage, liability or claim to which Escrow Agent may become subject as a result of performing its duties as Escrow Agent under this Agreement

     5. PERMITTED RELIANCE. Escrow Agent may rely and shall be fully protected in acting or refraining from acting upon any notice, advice, schedule, report, certificate, direction or other document believed by Escrow Agent in good faith to be genuine and to have been signed or presented by the proper party or parties in accordance with the provisions hereof. Escrow Agent may consult with counsel, and the written advice or opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel.

     6. STANDARD OF CARE. Escrow Agent shall not be liable for any mistake of fact or of law or any error of judgment, or for any act or omission, except as a result of Escrow Agent's proven willful misconduct or gross negligence.

     7. DUTIES. Escrow Agent shall have no duties or responsibilities except those expressly set forth herein. Escrow Agent shall not be bound by any waiver, modification, amendment, termination, cancellation or revision of this Agreement, unless in writing and signed by the other parties hereto, and, if Escrow Agent's duties as Escrow Agent hereunder are affected, unless Escrow Agent shall have given its prior written consent thereto. Escrow Agent shall not be bound by any assignment by the parties hereto of their rights hereunder unless Escrow Agent shall have received written notice thereof from the assignor. Escrow Agent shall perform any acts ordered by a court of competent jurisdiction.

     8. DIRECTION TO ESCROW AGENT. If Escrow Agent shall be uncertain as to its duties or rights hereunder, shall receive any notice, advice, schedule, report, certificate, direction or other document from any other party to this Agreement with respect to the Escrowed Shares that, in Escrow Agent's opinion, is in conflict with any of the provisions of this Agreement, or shall be advised that a dispute has arisen with respect to the Escrowed Shares, Escrow Agent shall be entitled, without liability to anyone, to refrain from taking any action other than to use Escrow Agent's best efforts to keep safely the Escrowed Shares until Escrow Agent shall be directed otherwise in writing by an order, decree or judgment of a court of competent jurisdiction that has been finally affirmed on appeal or that by lapse of time or otherwise is no longer subject to appeal or by mutual agreement of ROI and the Shareholders evidenced in writing to Escrow Agent with direction; but Escrow Agent shall be under no duty to institute or defend any proceeding.

     9. RESIGNATION OF ESCROW AGENT. Should, at anytime, any attempt be made to modify this Agreement in a manner that would increase the duties and responsibilities of Escrow Agent, or to modify this Agreement in any manner in which Escrow Agent deems undesirable, Escrow Agent may resign by notifying ROI and the Shareholders. In the event that Escrow Agent so elects to resign, until
(i) a successor escrow agent is appointed and has agreed to act as escrow agent hereunder, or (ii) thirty (30) days following notice from Escrow Agent that is has elected to resign, whichever occurs earlier, Escrow Agent's only remaining obligations will be to perform its duties hereunder in accordance with the terms of this Agreement.

     10. SUCCESSOR ESCROW AGENT. If Escrow Agent shall be unable to act or shall resign as Escrow Agent hereunder, ROI and the Shareholders shall appoint a successor escrow agent (the "Successor"). If the Successor is for any reason unable or unwilling to become successor escrow agent and to accept the Escrowed Shares, the parties hereto shall promptly appoint another successor escrow agent. If no successor escrow agent has been appointed and has accepted the Escrowed Shares within thirty (30) days after the Escrow Agent has notified ROI and the Shareholders that it has elected to resign, Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent. Such court may thereupon appoint a successor escrow agent after Escrow Agent deposits the Escrowed Shares into court and after such notice, if any, to the other parties hereto as the court may deem proper and prescribe. This Agreement shall not otherwise be assignable by Escrow Agent without the prior written consent of the other parties hereto.

     11. INTERPLEADER. The parties to this Agreement authorize Escrow Agent to interplead all interested parties in any court of competent jurisdiction and to deposit the Escrowed Shares with the clerk of that court.

     12. TERMINATION OF DUTIES. Escrow Agent's responsibilities and liabilities hereunder, except as a result of Escrow Agent's own willful misconduct or gross negligence, will terminate upon the disbursement and delivery of the Escrowed Shares as provided in this Agreement, or until Escrow Agent deposits the Escrowed Shares in the registry of the court, resigns or otherwise ceases to act as Escrow Agent, whichever occurs earlier.

     13. FURTHER ACTION. At any time and from time to time the parties to this Agreement agree, at their expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

     14. NOTICES. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if sent by registered or certified mail, return receipt requested, postage prepaid, to the parties at their respective addresses set forth above, or to such other addresses as may be furnished in writing from time to time by any party hereto to the other parties.

     15. ASSIGNMENT. Except as permitted herein, none of the parties to this Agreement may assign its respective rights and obligations hereunder without the prior written consent of the other parties hereto.

     16. TERMINOLOGY AND SECTION HEADINGS. All personal pronouns in this Agreement, whether used in the masculine, feminine or neuter gender shall include all other genders; the singular shall include the plural and the plural shall include the singular. Titles of Paragraphs are for convenience only, and neither limit nor amplify the provisions of this Agreement.

     17. BINDING EFFECT. Subject to the restrictions on assignments set forth in this Agreement, this Agreement and the rights of the parties hereunder shall inure to the benefit of and be binding upon the parties and their respective legal representatives, successors and assigns. Whenever in this Agreement a reference is made to one of the parties, such reference shall be deemed to include a reference to the legal representatives, heirs, successors and assigns of such party.

     18. SEVERABILITY. This Agreement shall be governed by and construed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

     19. INTERPRETATION. In construing the terms and provisions of this Agreement, it is understood and agreed that no court or other interpretive body shall apply a presumption that the terms of this Agreement shall be more strictly or particularly construed against one party hereto by reason of the fact that said party, either directly or through its agents, prepared this Agreement, it being understood and agreed that all parties, either directly or through their agents, have fully participated in the preparation hereof.

     20. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

     21. ENTIRE AGREEMENT. Except as specifically provided in this Agreement to the contrary, this Agreement constitutes the entire agreement between the parties hereto regarding the subject matter hereof, and no modification hereof shall be effective unless made a supplemental agreement in writing executed by all of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in multiple counterparts, each of which shall be deemed an original, with their respective seals affixed thereto all as of the date and year first above written.


                                        RETURN ON INVESTMENT CORPORATION
                                        d/b/a ROI CORPORATION

                                        By:
                                           -------------------------------------
                                        Its:
                                            ------------------------------------

                                                      [CORPORATE SEAL]

                                        SUNTRUST BANK

                                        By:
                                           -------------------------------------
                                        Its:
                                            ------------------------------------

                                                      [CORPORATE SEAL]

                                        SHAREHOLDERS:

                                                                          (SEAL)
                                        ----------------------------------------
                                        CHARLES A. McROBERTS


                                                                          (SEAL)
                                        ----------------------------------------
                                        JOHN W. McROBERTS

                                                                          (SEAL)
                                        ----------------------------------------
                                        CHARLES PECCHIO, JR.

                                   SCHEDULE C

                          NET/TECH FINANCIAL STATEMENTS

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Net/Tech International, Inc.

We have audited the accompanying consolidated balance sheet of Net/Tech International, Inc. and subsidiary as of November 30, 1998 and the related consolidated statements of loss, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Net/Tech International, Inc. and subsidiary as of November 30, 1998 and the consolidated results of their operations, cash flows and statements of stockholders' equity for the year then ended in conformity with generally accepted accounting principles.


                                             MIRSKY, FURST & ASSOCIATES, P.A.

Fort Lee, New Jersey
March 5, 1999

Except for Note 3 which is
March 15, 1999

                                   SCHEDULE D

                       NET/TECH SHARES, OPTIONS, WARRANTS

SHARES OUTSTANDING:

       EXISTING SHARES
       ---------------
    BEFORE REVERSE SPLIT
    --------------------
      9,757,967 shares

Note: does not include the conversion into 750,000 shares of Glenn E. Cohen's option to purchase 1,000,000 shares.



OPTIONS AND WARRANTS OUTSTANDING:

Glenn E. Cohen                                     Paul W. Enoch, Jr.
100,000 options @ $0.50                            1,000,000 options @ $2.50
100,000 options @ $1.25                            expires June 2002
100,000 options @ $1.21
1,000,000 options @ $0.15                          Elliot Bauer
expires 2003                                       150,000 options @ $0.25
total 1,300,000                                    expires December 20, 2004

George Shifrin                                     Daniel D. Richard
450,000 shares @ $1.25                             100,000 shares @ $1.25
expires August 20, 2001                            expires May 8, 2003

Ronald J. Heagle                                   Barry Johnston
50,000 options @ $5.00                             50,000 options @ $2.50
expires May 4, 2001                                expires July 7, 2001

Christopher Rosica                                 Kevin Brady
25,000 options at $1.25                            20,000 options at $1.25
expires February 18, 2000                          expires May 7, 2003

Anna Capozzi                                       Jeffrey P. Orleans
15,000 options @ $0.25                             18,750 options at $5.00
expires December 20, 2004                          expires June 8, 2001

Bill Knestrick                                     Patricia Schottenheimer
12,500 options at $5.00                            12,500 options at $5.00
expires June 3, 2001                               expires June 8, 2001

John Bancroft                                      Kenneth Schatz
10,000 options at $2.50                            9,375 options at $5.00
expires March 31, 2001                             expires June 3, 2001

Leonard Cohen                                      Thomas Enoch
9,375 options at $5.00                             2,500 options at $5.00
expires June 3, 2001                               expires May 4, 2001

Brad Singer                                        Knud Gutterup
2,500 options at $1.25                             20,000 options @ $1.25
expires May 2, 2003                                expires May 1, 2003
                                                   25,000 options @ $0.50
Joseph A. Louro                                    expires November 12, 2003
15,000 options @ $0.50                             48,000 options @ $0.25
expires November 12, 2003                          expires December 20, 2004
12,000 options @ $0.25
expires December 20, 2004

                                   SCHEDULE E

OBLIGATIONS TO BE SATISFIED:

Obligations to be Satisfied, if any, will be determined prior to Closing.

CONTINUING OBLIGATIONS:

1.   Enbros Company (landlord)

Lease expires February 28, 2001
A total of 22 months remaining
May 1999 to December 1999    $5,262.52 per month
January 1999 to February 28, 2001   $5407.00 per month

Net/Tech International, Inc.

  8 months at $1,462.52 per month   =              $   11,700.16
22 months at $1,510.68 per month    =                   33,234.96
                      TOTAL liability Net/Tech     $   44,935.12

Federal Mortgage Company

          8 months at $3,00.00 per month    =             $   24,000.00
        22 months at $3,048.16 per month    =                  67,059.52
                      TOTAL liability Federal Mortgage    $   91,059.52

L & B Design

          8 months at $800.00 per month     =             $     6,400.00
        22 months at $848.16 per month      =                  18,659.52
                            TOTAL liability L & B Design  $   25,059.52


Total lease liability including all tenants =             $ 161,054.16

2.   GE Capital (copier lease)           $159.42 per month
     lease expires March 24, 2000 which is a $1.00 buy-out

3. Continental Stock Transfer & Trust Company approximately $400.00 to $700.00 per month handles all shareholder requests (including lost certificates, legend removal, etc.)

4.   Directors & Officers Insurance
     $1,775.00  per month with  $9,000.00  down /  $36,000.00  annually  last payment was made in December - policy expires March 9, 2000

5.   Liability/Business Insurance        $386.00 annually
     paid for the year - policy expires May 8, 2000

6.   Compliance Control Inc.                    lawsuit pending

7.   American Express - upon closing of the merger, this account will be closed

8.   Bell Atlantic - local phone service

9.   United Telecom - long distance and 800 service

10.  Bell  Atlantic  Mobil - signed a one year  agreement  which expires on Jan.
     2000

Disputed Bills

Coastline Group                             $   391.14
Jim Ross                                        411.70
Infrared of New Jersey                       10,000.00
Prepchek                                      3,056.00
Florida Restaurateur                          1,786.00
Prepack                                         470.73
Bio-Informatics Inc.                          1,105.00
Conway Central Express                        1,210.60
Land Star Express                             1,371.26
Stevens & Lee                                34,256.00

                                            $54,058.43

                                   SCHEDULE F

                            ROI FINANCIAL STATEMENTS


                          Net/Tech International, Inc.
                                 Balance Sheets

                                                    November 30,  November 30,
                                                        1999          1998
                                     Assets

                                    Current Assets
                                              Cash        $18,589      $160,334
                               Accounts receivable         24,000         9,437
                                         Inventory
                                  Prepaid expenses          3,168        12,419
                                                   -----------------------------
                              Total Current Assets         45,757       182,190
                                                   -----------------------------

                                      Fixed Assets
                            Leasehold improvements              -        10,126
                            Furniture and fixtures              -        44,024
                           Machinery and equipment              -        18,898
                                                   -----------------------------
                                                                -        73,048
                     Less Accumulated Depreciation              -        26,474
                                                   -----------------------------
                                                                -        46,574
                                                   -----------------------------
                                 Intangible Assets
      Patent application costs (net of accumulated
                amortization of $5,000 and $21,144         20,000        52,633
                                     respectively)

                                      Other Assets
                                 Security deposits         10,850        10,850
                                                   -----------------------------
                                      Total Assets        $76,607      $292,247
                                                   =============================

               Liabilities and Stockholdrs' Equity
                               Current Liabilities
         Accounts payable and accrued expenses and       $173,745      $148,483
                                          interest
  Obligations under capital lease, current portion              -         1,759
                                                   -----------------------------
                                 Total Liabilities        173,745       150,242
                                                   -----------------------------

                    Stockholders' Equity (Deficit)
          Common Stock, $.01 par value: 20,000,000
                                       authorized;
         9,758,671 and 9,324,637 shares issued and
                         outstanding, respectively         97,587        93,246
                        Additional paid-in capital      5,980,800     5,920,140
                                           Deficit    (6,175,525)   (5,871,382)
                                                   -----------------------------
                        Total Stockholders' Equity       (97,138)       142,004
                                                   -----------------------------
        Total liabilities and stockholders' equity        $76,607      $292,246
                                                   =============================

  See accompanying notes to consolidated financial
                statements are an integral part of
                        these financial statements

                      Net/Tech International, Inc.
                               Statement of Losses
                                                    For the Year     For the       For the
                                                                      Year          Year
                                                        Ended         Ended         Ended
                                                    November 30,  November 30,  November 30,
                                                        1999          1998          1997
                                                   -------------------------------------------
                                           Revenue       $158,381       $36,022            $-

                               Costs and Expenses:
                                     Cost of Sales         12,535        14,674             -
      Marketing, general & administrative expenses        295,211     1,298,821       814,604
        Research, development and related expenses         25,298       419,013       391,939
                             Litigation Settlement         80,904
                     Depreciation and amortization         20,419        20,266        18,974
                                                   -------------------------------------------
                                    Operating Loss      (275,986)   (1,716,752)   (1,225,517)

                        Other (income) and expense
                                   Interest Income        (2,602)      (16,366)
                                  Interest Expense            276           409           627
                     Loss on abandonment of assets         30,483       371,082
                                                   -------------------------------------------

                                 Net Income (Loss)     $(304,143)  $(2,071,877)  $(1,226,144)
                                                   ===========================================

                       Net Income (loss) per share         (0.03)        (0.29)        (0.20)

              Number of Shares Used In Computation      9,680,894     7,085,086     6,024,262

  See accompanying notes to consolidated financial
                statements are an integral part of
                        these financial statements

                      Net/Tech International, Inc.
                               Statement of Losses

                                                    For the Year     For the       For the
                                                                      Year          Year
                                                        Ended         Ended         Ended
                                                    November 30,  November 30,  November 30,
                                                        1999          1998          1997
                                                   -------------------------------------------

                                           Revenue       $158,381       $36,022            $-

                               Costs and Expenses:
                                     Cost of Sales         12,535        14,674             -
      Marketing, general & administrative expenses        295,211     1,298,821       814,604
        Research, development and related expenses         25,298       419,013       391,939
                             Litigation Settlement         80,904
                     Depreciation and amortization         20,419        20,266        18,974
                                                   -------------------------------------------
                                    Operating Loss      (275,986)   (1,716,752)   (1,225,517)

                        Other (income) and expense
                                   Interest Income        (2,602)      (16,366)
                                  Interest Expense            276           409           627
                     Loss on abandonment of assets         30,483       371,082
                                                   -------------------------------------------

                                 Net Income (Loss)     $(304,143)  $(2,071,877)  $(1,226,144)
                                                   ===========================================

                       Net Income (loss) per share         (0.03)        (0.29)        (0.20)

              Number of Shares Used In Computation      9,680,894     7,085,086     6,024,262

  See accompanying notes to consolidated financial
                statements are an integral part of
                        these financial statements

                                   SCHEDULE G
                                   ----------
              TO PLAN AND AGREEMENT OF MERGER AND EXCHANGE OF STOCK
              -----------------------------------------------------

                               SERVICES AGREEMENT
                               ------------------

THIS SERVICES AGREEMENT ("Agreement") is made as of the _____ day of ____________, ____, between Net/Tech International, Inc., a Delaware corporation, ("Company"), whose address is Westside Center, 101 Emma Lane, Woodstock, GA 30189-3682, and Glenn E. Cohen, an individual resident of New Jersey ("Contractor"), whose address is ___________________________.

WHEREAS, Contractor was formerly an employee of Company and has terminated such employment in accordance with the "Termination Agreement" attached hereto as Exhibit A; and

WHEREAS, Contractor desires to assist Company by providing certain services (the "Services") as described on Exhibit B, which is attached to this Agreement and by this reference made an integral part hereof, and Company desires Contractor to provide the Services, all on the terms and conditions herein set forth.

NOW, THEREFORE, for and in consideration of the representations and agreements contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Company hereby retains Contractor subject to the terms and conditions provided in this Agreement to provide the Services to Company. Any and all Services or other work performed by Contractor hereunder will be considered "work for hire" and shall be the property of Company. Contractor will use the best of its abilities in every respect and make every effort to provide the Services. In consideration for the Services performed by Contractor under this Agreement, Company agrees to pay and Contractor agrees to accept the amounts shown on Exhibit B.

2.   For purposes of this Agreement:

A. CONFIDENTIAL INFORMATION means any and all data and information relating to Company, its affiliates, and their respective business activities (whether constituting a Trade Secret, as hereinafter defined, or not), (i) which is or has been disclosed to Contractor, or of which Contractor becomes aware as a consequence of or through Contractor's relationship with Company; and (ii) which has value to Company and is not generally known by its competitors or the public. Confidential Information shall not include any data or information (i) that has been voluntarily disclosed to the public by Company or has become generally known to the public (except where such public disclosure has been made by or through Contractor or by a third person or entity with the knowledge of Contractor without the written consent of Company); (ii) that has been independently developed and disclosed by parties other than Contractor or Company to Contractor or to the public generally without a breach of any obligation of confidentiality by any such person running directly or indirectly to Company; or (iii) that otherwise enters the public domain through lawful means. Confidential Information may include, but is not limited to, information relating to the financial affairs, products, processes, services, customers, research, development, inventions, manufacturing, purchasing, accounting, engineering, computer programs, sales plans, expansion plans, distribution systems and marketing of Company.

B. TRADE SECRETS means information including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Trade Secrets shall not include any data or information (i) that has been voluntarily disclosed to the public by Company (except where such public disclosure has been made by or through Contractor or by a third person or entity with the knowledge of Contractor without the written consent of Company); (ii) that has been independently developed and disclosed by parties other than Contractor or Company to Contractor or to the public generally without a breach of any obligation of confidentiality by any such person running directly or indirectly to Company; or (iii) that otherwise enters the public domain through lawful means.

3. All information given to Contractor by Company, all Services or other work performed by Contractor hereunder, and any updates thereto shall be deemed "Confidential Information" for purposes of this Agreement. Contractor agrees that any and all information and data originated by Contractor and work created by Contractor during its, his or her engagement by Company and, where applicable, by other employees or associates under Contractor's direction or supervision in connection with or as a result of any work or service performed under the terms of Contractor's engagement, shall be promptly disclosed to Company, shall become Company's property, and shall be kept confidential by Contractor. Any and all such information and data and work created, reduced to written, graphic, or other tangible form and any and all copies and reproductions thereof shall be furnished to Company upon request and in any case shall be returned to Company upon termination of any engagement for any reason. Ownership of all copyrights, including all renewals and extensions, in any such information and data and work created shall vest in Company, and Company shall have unlimited rights to use, disclose, reproduce, modify and distribute such information and data and work created in any manner and for any purpose. Contractor agrees that it, he or she will promptly disclose to Company all inventions or discoveries made, conceived, or for the first time reduced to practice in connection with or as a result of the work and/or services performed under the terms of Contractor's engagement, either solely or jointly with others. Contractor agrees that it, he or she will assign the entire right, title and interest in such invention or inventions to Company, and will assign to Company any patents that may be granted thereon in any country in the world. Contractor further agree that it, he or she will, without expense to Company, execute all documents and do all acts which may be necessary, desirable, or convenient to enable Company, at this expense, to file and prosecute applications for patents on such inventions, and to maintain patents granted thereon. Contractor shall not use or disclose any of the Confidential Information without Company's prior written permission. Contractor will not, without the prior written permission of Company, use the Confidential Information for any purpose other than that required for the discussions hereunder. Contractor represents that it has no obligations or commitments inconsistent with this Agreement. During the term of this Agreement and for a period of one (1) year thereafter, Contractor shall not directly or indirectly, actively or passively, individually or as an employee of any firm, association, partnership or corporation, solicit the Company's customers or provide services to any of them (the "Non-Competition Covenant"). Contractor agrees that the foregoing Non-Competition Covenant is reasonable.

4. Upon termination of Contractor's relationship with Company, Contractor shall promptly return to Company all materials containing Confidential Information, including any and all extracts and copies thereof.

5. Contractor agrees that the remedy at law of Company would be inadequate as to any unauthorized use or disclosure of Confidential Information by Contractor and Contractor agrees that Company shall be entitled to preliminary and permanent injunctions in any court of competent jurisdiction to prevent such unauthorized use or disclosure by Contractor.

6. Contractor is an independent contractor and is not an employee, a partner or joint venture of Company. Unless specified on Exhibit B or otherwise agreed to in advance in writing by Company, Contractor shall be responsible for all of its own expenses related to activities hereunder. Contractor shall not, orally or in writing, accept, approve or execute any letter, document, order or agreement on behalf of, or in the name of Company, nor shall Contractor represent itself to be an employee or agent of Company. Contractor shall be solely responsible for any and all employment taxes or any other taxes related to Contractor's income and shall indemnify Company against any claims related to such taxes.

7. The term of this Agreement shall commence as of the date shown on Exhibit B and shall continue in effect for three (3) years thereafter. This Agreement may be extended by mutual written agreement. Upon termination of this Agreement, Contractor shall promptly return to Company all written material of any type belonging to Company and its suppliers and all copies thereof. Contractor's obligations related to the Non-Competition Covenant and Company's Trade Secrets and Confidential Information shall survive termination of this Agreement.

8. Limitation of Liability. Each party's liability hereunder will be limited to the specific performance of its obligations as specified herein. NEITHER PARTY OR ITS RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS WILL BE LIABLE TO ANY OTHER PARTY FOR ANY SPECIAL, INCIDENTAL, INDIRECT, GENERAL OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, DAMAGES OR COSTS INCURRED AS A RESULT OF LOSS OF TIME, LOSS OF SAVINGS, LOSS OF PROPERTY, LOSS OF DATA OR LOSS OF PROFITS, WHICH MAY ARISE IN CONNECTION WITH THIS AGREEMENT AND REGARDLESS OF WHETHER SUCH PARTY HAS BEEN APPRISED OF THE POSSIBILITY OR LIKELIHOOD OF SUCH DAMAGES OCCURRING OR WHETHER CLAIMS ARE BASED OR REMEDIES ARE SOUGHT IN CONTRACT, NEGLIGENCE, STRICT LIABILITY, TORT, PRODUCTS LIABILITY OR OTHERWISE.

9. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, oral or written, and any other communication between the parties relating to the subject matter of this Agreement. No additional terms, consent, waiver or alteration or modification of any provision of this Agreement shall be binding unless in writing and signed by an authorized representative of each party. Neither this Agreement nor any of Contractor's obligations hereunder may be assigned by Contractor, in whole or in part, or by operation of law or otherwise, without the prior written consent of Company. If any provision of this Agreement is determined to be void or unenforceable by a court of competent jurisdiction, the remaining provisions shall be enforced as if this Agreement was originally written without the invalid provision. Contractor agrees that the remedy at law of Company would be inadequate as to any unauthorized use or disclosure of the Trade Secrets or Confidential Information by Contractor and agrees that Company shall be entitled to preliminary and permanent injunctions in any court of competent jurisdiction to prevent such unauthorized use or disclosure. This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of Georgia. Any litigation to enforce or interpret this Agreement shall be filed and heard only in the state or federal courts for Fulton County, Georgia.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

Company:  Net/Tech International, Inc.

By:____________________________________
Its:  _________________________________

Contractor:  Glenn E. Cohen

_________________________________[SEAL]

Social Security Number  ___________________

                                    EXHIBIT A


                       See attached Termination Agreement.

                                    EXHIBIT B


Contractor will provide the following Services and Company will pay Contractor as follows:

Commencing _________, ____ [Note: This will be the Effective Date of the Merger of Results Oriented Integration Corporation with Company], Contractor will manage Company's relationship with GOJO Industries, Inc. ("GOJO"), and act as a liaison between Company's management and GOJO. In addition, Contractor will perform other duties as mutually agreed to from time to time. Unrelated to this Agreement, Contractor may also serve as a member of the Board of Directors of Company.

Starting with the second month after commencement of this Agreement and continuing for a total of thirty-six (36) months, on the fifteenth (15th) day of each calendar month, Company will pay Contractor a consulting fee of Five Thousand and No/100 Dollars ($5,000.00). In addition, starting with the second month after commencement of this Agreement and continuing for a total of ninety-six (96) months, on the fifteenth (15th) day of each calendar month, Company will pay Contractor a commission equal to five percent (5%) of the Net Sales Payments, as described in Section 3.1 (c) and (d) of that certain Asset Purchase Agreement dated March 15, 1999, between GOJO and Company, received by Company from GOJO in the previous calendar month for each month during the term of this Agreement.

                              TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT is made and entered into as of the ___ day of ______, ____, by and between Net/Tech International, Inc. ("Company"), and Glenn E. Cohen ("Employee").

WHEREAS, Company and Employee entered into that certain Employment Agreement dated October 25, 1998 (the "Employment Agreement"); and

WHEREAS, Company and Employee desire to terminate the Employment Agreement on the terms and conditions contained herein;

NOW, THEREFORE, for and in consideration of good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. The stock options granted under paragraph 7 of the Employment Agreement to purchase up to 1,000,000 shares of Company's Common Stock are hereby converted into a stock grant of 750,000 shares (subject to adjustment based on the Reverse Split contemplated in the Merger Agreement and subject to adjustment from time to time to reflect any other stock splits or stock dividends or reclassification of capital structure). Such shares shall have unlimited piggyback registration rights.

2. The Employment Agreement is hereby terminated effective immediately. Employee acknowledges and agrees that Employee accepts the payments made by Company to date, if any, as payment in full of Company's obligations and that no amounts of any kind or description are due from Company to Employee under the Employment Agreement. Company and Employee each acknowledge and agree that the other party has no further obligations of any kind or description under the Employment Agreement.

3. Employee does hereby release, acquit, and forever discharge, and does for himself, and his agents and assigns, release acquit and forever discharge Company, and its officers, directors, shareholders, employees, agents, and assigns, of and from any and all liability, loss, cost, claim, or demand, and any and all manner of actions, causes of action, suits, debts, sums of money, accounts, covenants, agreements, promises and damages (whether grounded in tort, contract, quasi contract or equity, or on any local, state, or federal statute, rule, or regulation or otherwise), known or unknown, of whatever kind or nature, from the beginning of the world to the date hereof, which Employee has heretofore had, now has, or may in the future have whatsoever, in law or in equity or otherwise against Company related, directly or indirectly, to the Employment Agreement.

IN WITNESS WHEREOF, each party hereto has executed or caused this Termination Agreement to be executed on its behalf, all on the day and year first above written.

Company:  NET/TECH INTERNATIONAL, INC.       Employee:  GLENN E. COHEN

By:____________________________________      ___________________________
Its:  _________________________________

(4)     INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS